                                                                    EXHIBIT 10.J


                GFC FINANCIAL CORPORATION RETIREMENT INCOME PLAN

                                Table of Contents

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Article             Section                                                                                          Page
- -------             -------                                                                                          ----
     1                              Introduction
                                    ------------

                     1.1            History, Purpose and Applicability                                      1
                     1.2            Effect of Appendices                                                    2

    2                               Definitions
                                    -----------

                     2.1            Definitions                                                             3
                     2.2            Other Defined Terms                                                    12
                     2.3            Construction                                                           12

    3                               Participation and Service
                                    -------------------------

                     3.1            Participation                                                          13
                     3.2            Service                                                                14
                     3.3            Credited Service                                                       14
                     3.4            Break in Service                                                       15
                     3.5            Authorized Leave of Absence                                            19
                     3.6            Proof of Age                                                           19
                     3.7            Transfer                                                               19
                     3.8            Hours of Service                                                       20

    4                               Requirements for Retirement Benefits
                                    ------------------------------------

                     4.1            Normal Retirement                                                      22
                     4.2            Early Retirement                                                       22
                     4.3            Deferred Vested Pension                                                23
                     4.4            Commencement of Benefits                                               23

    5                               Amount of Retirement Benefits                                          24
                                    -----------------------------
                     5.1            Normal Retirement Pension                                              24
                     5.2            Early Retirement Pension                                               24
                     5.3            Deferred Vested Pension                                                24
                     5.4            Form of Pension                                                        24

    6                               Manner of Payment and Other Benefits
                                    ------------------------------------
                     6.1            Payment of Pensions                                                    25
                     6.2            Death Before Pension Payments Commence                                 28
                     6.3            Special Rule for Employee-Paid Death
                                      Benefits                                                             29
                     6.4            Optional Form of Payment                                               30
                     6.5            Small Pensions                                                         33
                     6.6            Reemployment and Continued Employment
                                      After Eligibility for Normal Retirement
                                      Benefits                                                             33
                     6.7            Time Limits for Payment of Benefits                                    35
                     6.8            Limitations on Benefits                                                38

    7                               Plan Financing
                                    --------------
                     7.1            Contributions                                                          40
                     7.2            Assets of the Trust Fund                                               40

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  Article          Section                                                                               Page
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

    8                               Administration
                                    --------------

                     8.1            Allocation of Responsibility Among
                                      Fiduciaries for Plan and Fund
                                      Administration                                                       42
                     8.2            Appointment of Committee                                               43
                     8.3            Claims Procedure                                                       43
                     8.4            Records and Reports                                                    43
                     8.5            Other Committee Powers and Duties                                      44
                     8.6            Rules and Decisions                                                    45
                     8.7            Committee Procedures                                                   45
                     8.8            Authorization of Benefit Payments                                      45
                     8.9            Application and Forms for Pension                                      45
                     8.10           Facility of Payment                                                    46
                     8.11           Indemnification                                                        46

    9                               Miscellaneous
                                    -------------

                     9.1            No Guarantee of Employment                                             47
                     9.2            Rights to Fund Assets                                                  47
                     9.3            Nonforfeitability of Benefits                                          47
                     9.4            Exclusions and Separability                                            47
                     9.5            Non-Alienation                                                         48

    10                              Amendment and Termination
                                    -------------------------

                    10.1            Amendment of the Plan                                                  49
                    10.2            Discontinuance of Contributions or
                                      Termination of Plan                                                  49
                    10.3            Action Upon Discontinuance of
                                      Contributions or Termination of Plan                                 49

    11                              Successor Employer and Merger or
                                    -------------------------------
                                      Consolidation of Plans
                                      ----------------------
                    11.1            Successor Employer                                                     54
                    11.2            Plan Assets                                                            54

    12                              Top-Heavy Provisions
                                    --------------------
                    12.1            Application                                                            56
                    12.2            Key Employees                                                          57
                    12.3            Top-Heavy Compensation                                                 58
                    12.4            Top-Heavy Group                                                        58
                    12.5            Additional Rules                                                       59
                    12.6            Combined Limit on Benefits and
                                      Contributions                                                        59
                    12.7            Vesting Requirements                                                   60
                    12.8            Minimum Benefit Accrual                                                60

                GFC FINANCIAL CORPORATION RETIREMENT INCOME PLAN

                                   ARTICLE 1.

                                  Introduction

1.1 History, Purpose and Applicability. This Plan has been established to receive a direct transfer of assets from the Dial Companies Retirement Income Plan and thereafter to provide a separate but similar, tax-qualified defined benefit plan for Employees of GFC Financial Corporation and Verex Corporation who were formerly covered by such Prior Plan and any related company thereof which is a Participating Employer. To carry out this purpose, the Plan shall be treated as a continuation of the Dial Companies Retirement Income Plan for purposes of determining the eligibility, vesting, and benefits of the Plan's Participant's and other Eligible Employees and their Beneficiaries. Accordingly, the Service, Credited Service, Compensation, and other factors affecting an Eligible Employee's eligibility, vesting and benefits under this Plan shall, with respect to periods prior to February 1, 1992 be the same as previously determined as of January 31, 1992 under the Dial Companies Retirement Income Plan as in effect on such date (after giving effect, if applicable, to any subsequent modifications made with retroactive effect as of a date prior to February 1, 1992, in order to retain that Prior Plan's qualification). Consistent with its treatment as a continuing, qualified plan, this Plan's receipt of assets and liabilities from the Dial Companies Retirement Income Plan is conditioned on its compliance with the requirements of Code sections 414(l) and 411(d)(6). Therefore, this Plan shall preserve all Accrued Benefits and all legally-protected forms of benefit payment and other valuable rights that existed as of January 31, 1992, under the Dial Companies Retirement Income Plan and were then transferred to this Plan.

                  Except as otherwise provided, the accrual of benefits and other provisions of this Plan shall apply only to Employees of GFC Financial Corporation and Verex Corporation who are credited with at least one Hour of Service on or after February 1, 1992. As a specific exception, this Plan has, in connection with the initial transfer of assets and liabilities to it, assumed responsibility for the payment of benefits to retirees and other former Employees who are working for GFC Financial Corporation or Verex Corporation (or a predecessor to either of them) when they terminated their employment with vested benefits under a Prior Plan. Thus, this Plan shall determine and pay the benefits of such retirees and other former Employees under the Prior Plan rules applicable to them, except to the extent, if any, that such rules are modified in order to comply with legal requirements for benefit payments or with other rules of this Plan that are, as a matter of Plan designs and consistent with the legal protections of Code section 411(d)(6), made specifically applicable hereunder with respect to such retirees and other former Employees.

1.2 Effect of Appendices. This Plan document is supplemented by various appendices that provide additional information and, in some cases, override general Plan provisions in particular circumstances. In the event of a conflict between a Plan provision and a provision in an appendix, the provision in the appendix shall govern with respect to the Employees or the circumstances specified in the appendix, and the Plan provision shall continue to govern with respect to other Employees or circumstances.

                                     -1.1-

                             Article 2. Definitions

2.1 Definitions. Whenever used in this Plan, the following words and phrases shall have the respective meanings stated below unless a different meaning is expressly provided (as in the case of a modified definition that applies for purposes of a particular appendix) or is plainly required by the context:

                  (a) "Accrued Benefit" means the benefit payable to a Participant in the normal annuity form determined under sections 5.1 and 6.1, commencing at Normal Retirement Age (or the later Retirement age applicable to a Participant who works after his Normal Retirement Age), as determined under the benefit formula and other rules under the Plan and the appendix applicable to the Participant.

                  (b) "Actuarial Equivalent" means a benefit having the same value as the benefit which it replaces. The determination that one benefit has the same value as the benefit that it replaces shall be made in accordance with generally accepted actuarial methods as follows. In cases where specific assumptions or factors are set forth in the Plan and identified as being applicable to a particular benefit or situation, the specifically applicable Plan provisions shall be followed. In other cases, the determination shall be made based upon the 1971 Towers, Perrin, Forster & Crosby Forecast Mortality Table (using a set-back of six years when reflecting the probability of the mortality of a Beneficiary and no set-back when reflecting the probability of the mortality of a Participant) and a 7.5 percent interest assumption; except that where a benefit is payable as a lump sum or as a survivor Pension to an Eligible Spouse that is based on Participant contributions to the Plan, the applicable interest rate shall be the interest rate which would be used by the Pension Benefit Guaranty Corporation (as of the first day of the Plan Year that contains the distribution date) for purposes of determining the present value of a lump sum distribution on plan termination. Notwithstanding the above, the Committee may provide tables designed to simplify the calculation of Actuarial Equivalent values (without changing the result) with respect to any provision of the Plan and attach such tables as exhibits to the Plan, indicating the provisions of the Plan to which they relate.

                  (c) "Actuary" means the individual enrolled actuary, or firm including one or more enrolled actuaries, selected by the Company to provide actuarial services in connection with the administration of the Plan.

                  (d) "Adoption Date" means the date on which this Plan is adopted, which date is February 1, 1992.

                  (e) "Authorized Leave of Absence" means any absence of up to one year (treating a longer approved absence as equal to one year for purposes of the Plan) authorized by the Employer under the Employer's standard personnel practices, provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence, and provided further that the Participant returns to active employment within the period specified under the terms of the absence, or if no period is specified thereunder, within the time which accords with the Employer's policy with respect to permitted absences. If an Employee does not return to active employment with the Employer within the time specified above, the leave of absence shall not constitute an Authorized Leave of Absence and the absence shall be treated as a termination of employment, provided, however, that a leave of absence due

                                     -2.1-
                       to service in the Armed Forces of the United States shall be treated as an Authorized Leave of Absence to the extent required by federal law if the Employee has complied with all applicable requirements to be entitled to such treatment and to reemployment following his completion of such military service.

              (f) "Average Monthly Compensation" means the result obtained by dividing the total Compensation of a Participant during his last 60 consecutive months of Credited Service by 60 (or, if less, the number of actual months of the Participant's latest continuous period of Credited Service).

              (g) "Beneficiary" means the person or persons entitled to receive any benefits that become payable under the Plan on account of a Participant's death, as determined in accordance with, and subject to the requirements of, Article 6, including the requirement to obtain the consent of the Participant's Eligible Spouse in certain cases. If benefits are due on account of a Participant's death and no Beneficiary has been designated or the designated Beneficiary did not survive the Participant, then the Beneficiary shall be the surviving Eligible Spouse of the Participant, or if the deceased Participant has no surviving Eligible Spouse, his estate. If a Beneficiary dies while receiving death benefits and further death benefits are due under the Plan following such Beneficiary's death, such benefits shall be paid to the deceased Beneficiary's estate.

              (h) "Code" means the Internal Revenue Code, as amended and in effect from time to time. Where the context so requires, a reference to a particular provision of the Code shall be deemed to refer to the applicable successor provision.

              (i)      "Company" means GFC Financial Corporation.

              (j)      "Committee" means the persons appointed pursuant to
                       Article 8 to assist in the administration of the Plan as provided therein.

              (k)      "Compensation" means:

                       (1) For all purposes of the Plan, except as otherwise specified, the regular basic earnings paid by an Employer to a Participant for personal services as an Eligible Employee rendered during the period considered as Service as an Eligible Employee including sales commissions, and the amount, if any, of salary reduction elected by the Participant under Code section 125 or 401(k), but excluding
                                overtime earnings, bonuses and other special items such as expense allowances, contributions made by the Employer to or under any form of employee benefits program, and all forms of extraordinary compensation paid to the Participant. However, with respect to years prior to 1989, Compensation (or the similar term that was used under the Prior Plan) shall be as defined in the Prior Plan.

                       (2)      For purposes of applying the limits of
                                section 415 of the Code as described in
                                section 6.8, Compensation means, generally, the Participant's taxable W-2 earnings as an Employee for the applicable year, and includes such modifications as may be required to conform to the definition used for purposes of Code section 415(b)(3) and the regulations thereunder.


                                     -2.2-

                           (3) For purposes of determining whether an individual is a highly compensated employee, described in Code section 414(q), Compensation means the same as in paragraph
                                    (2) above plus all Code section 401(k)
                                    elective deferrals and all Code section 125 salary reduction amounts, if any, under a plan maintained by the Company or a Related Company, provided that such treatment and the determination of Compensation in general shall be applied on a consistent basis in accordance with Code section 414(q)(7) and the regulations thereunder.

                                    Compensation in excess of $200,000 (or such other amount as may be prescribed under the
                                    Code) for any year beginning on or after January 1, 1989, shall be disregarded to the extent required by Code section 401(a)(17); and such limit shall be prorated to the extent required with respect to periods of less than 12 months.

                  (l)     "Covered Compensation" means the average (without
                           indexing) of the Participant's taxable wage bases in effect for each calendar year during the 35-year period ending with the calendar year in which the Participant attains or will attain Social Security retirement age, as determined under Code section 401(l)(5)(E). In determining a Participant's Covered Compensation for any Plan Year, the taxable wage base for the current and any subsequent Plan Year is assumed to be the same as the taxable wage base in effect as of the beginning of the Plan Year for which the determination is being made. A Participant's Covered Compensation for a Plan Year after the 35-year period is equal to his Covered Compensation for the Plan Year in which the Participant attained Social Security retirement age. A Participant's Covered Compensation for a Plan Year before the 35-year period is the taxable wage base in effect as of the beginning of the Plan Year. Covered Compensation is automatically adjusted each Plan Year and, thus, increases in Covered Compensation will not be treated as causing a prohibited decrease in the Participant's Accrued Benefit under Code section 411(d)(6) or Code section 411(b)(1)(G). To the extent required by law, each Participant shall be given a reasonable opportunity to submit actual Social Security earnings and have them substituted for the estimated earnings that would otherwise be used under the Plan.

                  (m) "Credited Service" means the period of a Participant's employment considered in determining the amount of benefit payable to or on behalf of a Participant in accordance with section 3.3.

                  (n) "Disabled Participant" means a Participant who, by reason of becoming disabled, either qualifies, and continues to qualify, for benefits under the provisions of the long-term disability Plan for Employees of the Company and certain Related Companies, or, if he is not eligible to participate in such disability plan, he suffers a disability, as defined in the appendix applicable to him.

                  (o) "Effective Date" means the later of February 1, 1992, or the date on which the provisions of this Plan become effective with respect to a Participating Employer, as set forth in the applicable appendix for such Employer.

                  (p) "Eligible Employee" means any Employee of an Employer in a class specified as eligible under the applicable appendix, provided that an Eligible Employee shall not include:


                                     -2.3-

                           (1)      An Employee covered by a collective
                                    bargaining agreement which does not provide for his participation in this Plan,

                           (2)      A Leased Employee,

                           (3)      A nonresident alien, or

                           (4) A person who is on a leave of absence that is not an Authorized Leave of Absence.

                  (q)      "Eligible Spouse" means:

                           (1) In the case of a Participant who dies before his or her annuity starting date, the husband or wife to whom the Participant had been married throughout the one-year period ending on the date of the Participant's death, and

                           (2) In the case of a Participant who lives to his or her annuity starting date, the husband or wife to whom the Participant is married on such date.

                  (r) "Employee" means any person employed by the Company or a Related Company, including a Leased Employee to the extent required by Code section 414(n) or 414(o) and related qualification requirements affecting the Plan, and also including an individual who is absent from work during a final period of paid vacation which will be followed immediately by such individual's termination of employment.

                  (s)      "Employer" means the Company and any Participating
                           Employer.

                  (t) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time. Where the context so requires, a reference to a particular provision of ERISA shall refer to the applicable successor provision.

                  (u) "Fiduciary" means any natural or legal person described in section 3(21) of ERISA, but in each case only with respect to the specific responsibilities that make the person a Fiduciary, as provided herein.

                  (v) "Fund" or "Trust Fund" means the Plan assets held by the Trustee under the Trust Agreement.

                  (w) "Leased Employee" means a person who is not otherwise an Employee but whose services are leased by the Company or a Related Company under conditions requiring the person to be treated as an Employee for certain limited purposes pursuant to sections 414(n) and 414(o) of the Code and related qualification requirements affecting the Plan.

                  (x)      "Normal Retirement Age" means age 65.

                  (y) "Normal Retirement Date" means the first day of the month coincident with or next following the Participant's attainment of Normal Retirement Age.

                  (z) "Participant" means an Employee who has satisfied the eligibility requirements and is participating in the Plan pursuant to Article 3.

                  (aa) "Participating Employer" means any Related Company that has been designated by the Company and has agreed to participate in the Plan with respect to its Eligible Employees, as indicated in the appendix applicable to it.


                                     -2.4-

                  (bb) "PBGC" means the Pension Benefit Guaranty Corporation established under Title IV of ERISA.

                  (cc) "Pension" means a series of equal monthly amounts payable to a person entitled to receive benefits under the Plan.

                  (dd) "Plan" means the GFC Financial Corporation Retirement Income Plan.

                  (ee)     "Plan Year" means the calendar year.

                  (ff) "Primary Social Security Benefit" means the monthly amount available to the Participant at age 65 (or upon actual Retirement, if later), as determined without regard to any increase in the wage base or benefit levels after the determination date under the provisions of Title II of the Social Security Act in effect on the earlier of the Adoption Date or the Participant's termination of employment, subject to any additional rules of the Prior Plan for calculating this amount and subject further to any transition rules in the applicable appendix.

                  (gg) "Prior Plan" means the Dial Companies Retirement Income Plan and any predecessor defined benefit plan as such plan applied to persons covered by this Plan.

                  (hh) "Related Company" or "Affiliate" means a corporation or other employer which is controlled by or under common control with the Company or is in the same affiliated service group or is otherwise required to be aggregated with the Company in accordance with Code section 414 (including subsection (b), (c), (m), or (o) thereof) but only for the purposes and to the extent required by any such provision of section 414 and a related qualification requirement affecting the Plan (including subsection 415(h) of the Code, which requires the substitution of a 50 percent ownership requirement for the usual 80 percent ownership requirement in identifying a Related Company for the purposes of certain limitations on contributions or benefits under the Plan).

                  (ii) "Retirement" means termination of employment for a reason other than death after a Participant has attained Normal Retirement Age or, in the case of early Retirement where his benefit payments commence prior to his Normal Retirement Date, after he has attained age 55 and has completed 10 or more years of Service.

                  (jj) "Service" means the period of a Participant's employment considered in determining his vesting in benefits, as described in sections 3.2 and 4.3.

                  (kk) "Trust Agreement" means the agreement between the Company and the Trustee outlining the duties and responsibilities of the Trustee and the manner in which the Trust Fund is held.

                  (ll) "Trustee" means the natural person or persons or legal entity with trust powers that is designated to hold the assets of the Plan pursuant to the Trust Agreement.

2.2 Other Defined Terms. In addition to the foregoing definitions, other defined terms may be established and defined in the context of the primary Plan provisions in which they are applicable.

2.3 Construction. Except when otherwise indicated by the context, any masculine or feminine term shall also include the other gender, and the use of any term in the singular or plural shall also include the opposite number. Moreover, if any aspect of a definition depends on a Prior Plan's usage of the same or a similar term, the reference in this Plan shall be deemed to indicate the appropriate term in the Prior Plan, regardless of the name used.

                                     -2.5-

                      Article 3. Participation and Service

3.1 Participation. Any Eligible Employee who as of the Effective Date has both attained age 21 and completed a 12-month period of not less than 1,000 Hours of Service, determined under section 3.8, shall continue to be or shall become a Participant on the Effective Date. Thereafter, any Eligible Employee shall become a Participant on the January 1 or July 1 immediately following the date as of which he has both attained age 21 and completed a 12-month period of at least 1,000 Hours of Service, determined under section 3.8.

                  Any 12-month period between an Employee's date of hire or rehire and an anniversary thereof shall be used to determine whether he has satisfied the requirement to complete a 12-month period of not less than 1,000 Hours of Service.

                  Once begun, participation as an active Participant shall continue until a Participant is no longer an Eligible Employee. This shall be so even if the Participant transfers to a category of employment that causes him to be covered by a different appendix or otherwise causes a change in the way his Accrued Benefit is determined with respect to future Credited Service. A Participant who is an Employee but not an Eligible Employee or who is a former Employee entitled to receive a Pension under the Plan shall continue as an inactive Participant. An inactive Participant can, if still an Employee, continue to accumulate Service but not Credited Service. A Participant may be covered as an active Participant under only one appendix at a time and shall be treated as inactive with respect to any appendix and benefit formula that does not currently cover him. An inactive Participant does not include a former Employee who had not earned enough Service to become entitled to receive a Pension following his termination of employment.

3.2 Service. A Participant's vesting in benefits under section 4.3 shall be determined by his Service. Subject to the Break in Service provisions of section 3.4, Service is the last period of continuous, uninterrupted employment measured in years, months and days of service as an Employee with an Employer, or a Related Company, commencing with the Employee's last date of hire and ending on the Employee's "Severance from Service Date," which shall be the earlier of (i) the date the Employee quits, retires, is discharged, or dies; or (ii) the first anniversary of the Employee's absence from employment for another reason such as vacation, holiday, sickness, disability, Authorized Leave of Absence, or layoff. A Participant's Service for periods prior to the Effective Date shall be determined under the Plan or Prior Plan provisions applicable to the Participant immediately prior to the Effective Date. If an Employee quits, is discharged or retires on or within 12 months after the first date of an absence from employment and then returns to employment as an Employee of an Employer or a Related Company before the first anniversary of such absence, the Employee's Service (but not his Credited Service described in section 3.3) shall include the period of the Employee's absence from employment. Service shall include the period during which a Participant is on an Authorized Leave of Absence and any

                                      -3.1-
                  period of vacation for which compensation is paid upon retirement or other termination of employment, which retirement or other termination shall be deemed to occur at the end of such vacation period. If an entity is a Related Company, but not an Employer, Service shall not include any period during which the entity was not a Related Company. In no event shall the same continuous period be counted more than once in determining an Employee's Service.

3.3 Credited Service. The amount of the benefit payable to or on behalf of a Participant shall be determined on the basis of his Credited Service. Credited Service shall be the period or periods of employment described as Service and not excluded as Credited Service pursuant to section 3.2, except that:

                  (a) Except as otherwise provided by the benefit formula applicable to a Participant, Credited Service shall not exceed 30 years;

                  (b) Credited Service for periods prior to the Effective Date shall be determined under the Plan or Prior Plan provisions applicable to the Participant immediately prior to the Effective Date;

                  (c) Service with a Related Company which is not at the time a Participating Employer shall not be Credited Service;

                  (d) Credited Service shall not include periods of Service as an Employee who is not an Eligible Employee or periods of Service after a Participant has ceased to be an active Participant pursuant to section 3.1; and

                  (e) Credited Service shall be determined separately with respect to each appendix that covers a Participant and the period or periods for which the Participant is so covered, so that there will be no duplication of Credited Service for the same period unless such duplication is expressly provided. In this regard, Credited Service for a period of Service as an Eligible Employee prior to the initial date of participation in the Plan or a Prior Plan shall be counted to the extent required under the rules of the first appendix under which the Eligible Employee earned Credited Service after becoming a Participant and shall not be counted for purposes of any other appendix that subsequently applies to the Eligible Employee.

3.4 Break in Service. For purposes of eligibility to participate under section 3.1, a period of 12 consecutive months measured from an Employee's date of employment as an Employee or an anniversary of such date shall constitute a Break in Service if the Employee is not credited with at least 501 Hours of Service during such period. For purposes of a Participant's vesting under sections 3.2 and 4.3 and retention of prior Credited Service under section 3.3, a period of 12 consecutive months beginning immediately after the Participant's period of Service ends, or after any anniversary thereof, shall constitute a Break in Service if the Participant is not employed as an Employee by an Employer or a Related Company during such 12-month period. Years of eligibility credit under

                                      3.2

                  section 3.1 and Service and Credited Service under sections
                  3.2 and 3.3 that an Employee accumulated prior to a Break in Service shall continue to count thereafter to the extent provided by the following rules.

                  (a) Vested Participants: A former Employee who satisfied the requirements of the Plan for vested benefits at the time of a Break in Service, and who is again employed as an Employee for at least a 12-month period after his date of reemployment, shall receive such prior eligibility credit, Service, and Credited Service from his date of reemployment, and shall be entitled to participate again in the Plan from such date, provided he is still an Eligible Employee, and provided further, that his prior Credited Service shall not be counted if he previously received a lump-sum distribution of the value of his vested Pension pursuant to section 6.5 and he does not repay to the Plan the full amount of such distribution, plus interest at the rate determined pursuant to Code section 411(c)(2)(C), before the earlier of (i) five years after the date of his reemployment, or (ii) his completion of five consecutive Breaks in Service commencing after the date of the distribution.

                  (b) Non-Vested Participants: For a former Participant who had not fulfilled the requirements for vested benefits at the time of a Break in Service and who again is employed for at least a 12-month period after the date of reemployment, eligibility credit, Service, and Credited Service accumulated prior to the Break in Service shall not be restored if the Participant's absence began before January 1, 1989, and they would not have been restored under the Plan or Prior Plan provisions applicable to the Participant if he had returned to employment on December 31, 1988. In other cases, the Participant's prior eligibility credit, Service, and Credit Service shall be restored only if at least one of the following is applicable:

                           (1) the number of his consecutive Breaks in Service was less than five years, or

                           (2) the number of his consecutive Breaks in Service was less than the aggregate number of years of his pre-Break eligibility credit or Service, or

                           (3) his absence from employment was due to a "maternity or a paternity leave" and the number of his consecutive Breaks in Service was less than six years, or

                           (4) his absence was due to a "maternity or paternity leave" and the number of his consecutive Breaks in Service was less than the aggregate number of years of his pre-Break eligibility credit or Service plus one year.

                           Notwithstanding the foregoing, a former Participant whose prior eligibility credit, Service and Credited Service were disregarded under rules of a

                                     -3.3-

                           Prior Plan or a prior version of this Plan shall not have such eligibility credit, Service or Credited Service reinstated as a result of this subsection 3.4(b).

                  (c) Other Employees: For a former Employee who had not become a Participant at the time of a Break in Service, upon reemployment for at least a 12-month period after the date of reemployment, his pre-Break period of employment shall be restored for the purpose of determining eligibility credit and Service at the time his participation in the Plan commences only if such eligibility credit and Service would have been restored under subsection 3.4(b) in the event that he had been a non-vested Participant at the time of his Break in Service.

                           For the purpose of this subsection 3.4(c), the years to be compared in applying the rules of subsection 3.4(b) shall be the 12-month period between the date the Employee's employment commenced prior to the Break in Service, and the first anniversary thereof, and succeeding 12-month periods between anniversaries of such date.

                  (d) Participation: A former Participant or other Employee who met the eligibility requirements of section 3.1 on his date of reemployment and has his pre-Break Service reinstated following his reemployment shall recommence participation in the Plan as of the date of reemployment as an Eligible Employee. Otherwise, a reemployed Employee's participation shall commence in accordance with the provisions of section 3.1, recognizing any prior period of employment that has not been canceled in accordance with the foregoing provisions. Eligibility credit, Service and Credited Service that are required to be restored following reemployment pursuant to subsection 3.4(a), (b), or (c) shall be credited as of the date of reemployment as an Employee, but only in the event that the rehired Employee becomes a Participant.

                  (e) Maternity or Paternity leave: For the purposes of this Plan, "maternity or paternity leave" means termination of employment or absence from work due to the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child in connection with the adoption of the child by an Employee, or the caring for an Employee's child during the period immediately following the child's birth or placement for adoption. The Committee shall determine, under rules of uniform application and based on information provided to the Committee by the Employee, whether or not the Employee's termination of employment or absence from work is due to "maternity or paternity leave."

                  (f) No Pension During Employment: Subject to the provisions of section 6.6 and 6.7, no Pension payment shall be made during a period of employment. The Pension payable upon a Participant's subsequent Retirement shall be reduced by the Actuarial Equivalent of any benefit payments he received prior to his Normal Retirement Date.


                                     -3.4-

3.5 Authorized Leave of Absence. An Authorized Leave of Absence shall not constitute a Break in Service and shall be considered as Service and Credited Service under the Plan, provided that the Employee actually returns to employment with the Employer in accordance with the terms of his leave of absence, and provided further that with respect to an Authorized Leave of Absence due to service in the Armed Forces of the United States, the Employee must comply with all of the requirements of Federal Law in order to be entitled to reemployment.

3.6 Proof of Age. Each Employee shall be required to furnish to the Employer a birth certificate issued by the proper public authority, or other evidence of age satisfactory to the Employer and Committee.

3.7 Transfer. A Participant hereunder who transfers to a job classification that results in a change in the appendix to which he is subject, shall continue to be a Participant, but from the date of such transfer, shall cease to earn Credited Service, Compensation and Average Monthly Compensation, for purposes of determining benefits under the appendix that no longer applies to him, and shall begin earning Credited Service, Compensation and Average Monthly Compensation from such date of transfer for purposes of determining benefits under the new appendix that has begun to apply to him. Participant who transfers to a job classification to which this Plan is not applicable or to a Related Company which is not an Employer shall no longer be entitled to be covered as an active Participant under the Plan. Such transferred Employee may not withdraw from the Plan the contributions, if any, heretofore made by him under prior provisions of the Plan or a Prior Plan. Following such transfer, such a transferred Employee shall be subject to the following provisions.

                  (a) The Accrued Benefit hereunder to the date of such transfer, based on Credited Service, Compensation and Average Monthly Compensation to such date shall be preserved. Service shall continue to accrue in accordance with section 3.2 of this Plan.

                  (b) There shall be no transfer of money or other assets between this Plan and any other plan with respect to a transferred Participant. This Plan shall make the Pension payments provided under each applicable appendix, but shall not make payments owed by another plan.

                  No benefits shall be accrued under this Plan by an Employee transferred from a Related Company not an Employer under this Plan in respect of his Service prior to the date he becomes covered hereunder in accordance with the provisions of section 3.1; and all rights and benefits, if any, in respect of such Service shall be as specified in the applicable retirement program of the Related Company, if any.

3.8 Hours of Service. Under this Article 3, Hours of Service shall include the following:

                                     -3.5-

                  (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer.

                  (b) Up to 501 hours for any single continuous period during which the Employee performs no duties but is directly or indirectly paid or entitled to payment by the Employer (regardless of whether employment has terminated) due to vacation, holiday, illness, incapacity including disability, layoff, jury duty, military duty or Authorized Leave of Absence; including any period for which payment is made under a plan solely for the purposes of complying with workmen's compensation or disability insurance laws, but excluding any period for which a payment is made or due under this Plan or under a plan maintained solely for the purpose of complying with unemployment compensation laws, or solely to reimburse the Employee for medical or medically-related expenses. An Employee shall be deemed to be "directly or indirectly paid, or entitled to payment by the Employer" regardless of whether such payment is (i) made by or due from the Employer directly, or (ii) made indirectly through a trust fund, insurer or other entity to which the Employer contributes or pays premiums.

                  (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer, without duplication of hours provided above, and subject to the 501-hour restriction for periods described in the foregoing subsection (b).

                           In determining Hours of Service for Employees who are not paid by the hour and whose actual hours are not counted, such Employees shall receive credit for 45 Hours of Service for each week in which they have at least one Hour of Service. The foregoing provisions shall be administered in accordance with Department of Labor Regulation, 29 CFR section 2530.200b-2.

                                      -3.6-

                 Article 4. Requirements For Retirement Benefits

4.1 Normal Retirement. Upon attainment of Normal Retirement Age while still an Employee, a Participant shall be fully vested in his Accrued Benefit, regardless of the number of his years of Service at the time. A Participant shall be eligible for a normal Retirement Pension if his employment is terminated on or after his 65th birthday, or if the provisions of section
                  6.6 become applicable. Upon submission of the appropriate information and elections in writing in the manner approved by the Committee, payment of a Participant's normal Retirement Pension shall commence as of the first day of the month coinciding with or next following the date of Retirement.

4.2 Early Retirement. A Participant shall be eligible for an early Retirement Pension if his employment is terminated on or after his 55th birthday and after he has completed ten or more years of Service. Upon submission of the appropriate information and elections in writing in the manner approved by the Committee, payment of a Participant's early Retirement Pension shall commence as of the first day of the month coinciding with or next following his Retirement, or as of the first day of any subsequent month which precedes his Normal Retirement Date. The Participant's early Retirement Pension shall commence as of the beginning of the month requested, but the amount thereof shall be reduced for early commencement as provided in the applicable appendix. Notwithstanding the foregoing, in no event will a Participant who continues to be employed by an Employer on the Effective Date and who had attained age 55 on or before such date receive an early Retirement Pension which is less than his Accrued Benefit as determined under the Plan or Prior Plan immediately prior to the Effective Date.

4.3 Deferred Vested Pension. A Participant shall be eligible for a deferred vested Pension in accordance with the provisions of
                  Section 5.3 if his employment is terminated before death or Retirement and after he has completed at least five years of Service.

4.4 Commencement of Benefits. Subject to the rules of Article 6, payment of any benefit provided under this Plan shall commence no later than the 60th day after the end of the Plan Year in which the Participant both has attained age 65 and terminated his employment with the Employer.

                                      -4.1

                    Article 5. Amount of Retirement Benefits

5.1 Normal Retirement Pension. The monthly amount of the normal Retirement Pension in the form of an annuity for the Participant's life shall be determined by the applicable benefit formula in the appendix pertaining to the Participant.

5.2 Early Retirement Pension. As provided in section 4.2, the monthly amount of a reduced early Retirement Pension shall be determined in accordance with the applicable appendix.

5.3 Deferred Vested Pension. The monthly amount of a Participant's deferred vested Pension in the form of an annuity for the Participant's life commencing as of his Normal Retirement Date shall be determined by the applicable benefit formula in the appendix pertaining to the Participant and the Compensation, Credited Service, and other relevant information for the Participant up to his termination of employment. If a vested Participant has at least ten years of Service, he may direct the Committee to authorize commencement of his Pension as of the beginning of any calendar month within the 10-year period preceding his Normal Retirement Date and following his termination of employment. In such case, his Pension shall commence as of the date requested, but the amount thereof shall be reduced as provided in the appendix.

5.4 Form of Pension. Notwithstanding the use of an annuity for the life of the Participant to make an initial determination of the amount of a Participant's Pension pursuant to this
                  Article 5, the actual form and amount of Pension payments is subject to Article 6, including the rules for the 50 Percent Joint and Survivor Pension of a Participant who has an Eligible Spouse.


                                      -5.1-

                 Article 6. Manner of Payment and Other Benefits

6.1 Payment of Pensions. If a Participant has an Eligible Spouse on the date his Pension payments commence, his Pension shal be paid in the form of a 50 Percent Joint and Survivor Pension, unless he elects otherwise in writing and his Eligible Spouse consents to such election.

                  Under a 50 Percent Joint and Survivor Pension, a reduced amount shall be paid to the Participant for his lifetime; and his Eligible Spouse, if surviving at the Participant's death, shall be entitled to receive thereafter a lifetime survivorship Pension in a monthly amount equal to 50 percent of the reduced monthly amount which had been payable to the Participant. The reduced amount payable to the Participant under the 50 Percent Joint and Survivor Pension shall be determined so that the aggregate of the Pension payments expected to be made to the Participant and his Eligible Spouse shall be the Actuarial Equivalent of the single-life Pension determined under Article 5. The last payment of a 50 Percent Joint and Survivor Pension shall be made as of the first day of the month in which the death of the last to die of the Participant and his Eligible Spouse occurs.

                  In lieu of the 50 Percent Joint and Survivor Pension, a Participant with an Eligible Spouse may elect in writing, during the 90-day period prior to the date his Pension payments are to commence, and only with the consent of his Eligible Spouse, to receive a monthly amount in the form of the single-life Pension computed under Article 5. A Participant entitled to receive a normal or an early Retirement Pension may also elect instead an optional form of benefit under section 6.4. However, if a Participant with an Eligible Spouse elects a single-life Pension or an optional form of benefit under section 6.4, (other than the 100 Percent Joint and Survivor Pension in Option 1 with the Participant's Eligible Spouse as the Beneficiary), then his election shall be canceled and his Pension shall be paid in the form of a 50 Percent Joint and Survivor Pension unless, within the 90-day period preceding his Pension commencement date, his Eligible Spouse consents to his optional election and to the designated Beneficiary in cases where such Beneficiary is not the Eligible Spouse. Moreover, if the written information pertaining to the election is not furnished in a timely manner as described below, the election period shall not end until 90 days after the necessary information is provided.

                  A Participant may revoke any election made under this section
                  6.1 without the consent of his Eligible Spouse, at any time preceding the date the Participant's Pension commences if the purpose of such revocation is to reinstate coverage under the 50 Percent Joint and Survivor Pension. On the date Pension payments are to commence hereunder, any election made under this section shall be irrevocable.

                  The Eligible Spouse's consent to any election made pursuant to this Plan and requiring the Eligible Spouse's consent shall be in writing, shall acknowledge the effect of such consent, and shall include a specific acceptance of the Participant's

                                      -6.1-
                  designation of a Beneficiary if such Beneficiary is not the Eligible Spouse. In addition, the Eligible Spouse's signature on the written consent must be witnessed by a notary public or a Plan representative approved by the Committee. The Eligible Spouse's consent need not be obtained if the Committee is satisfied that there is no Eligible Spouse, that the Eligible Spouse cannot be located, or because of any other circumstances which may be prescribed in regulations issued by the Secretary of the Treasury. Except as otherwise provided, an Eligible Spouse's consent to the designation of another Beneficiary under this Plan shall be valid only with respect to the particular Beneficiary designated by the Participant. If such Beneficiary is subsequently changed, a new consent by the Eligible Spouse will be required, unless a general consent is given in accordance with applicable regulations. A general consent shall include an acknowledgment that the Eligible Spouse has the right to limit consent to a specific Beneficiary and/or a specific optional form of benefit, where applicable, and voluntarily relinquishes such right. The Eligible Spouse's consent to any election of a Participant pursuant to this Plan, once made, may not be revoked by the Eligible Spouse.

                  Within a reasonable period of time (not less than 90 days) preceding the date his Pension commences, and subject to regulations issued by the Secretary of the Treasury, a Participant who has an Eligible Spouse shall be furnished, in writing, (1) a general description of the 50 Percent Joint and Survivor Pension, (2) a general description of the circumstances in which it will be paid, (3) notice of the Participant's right, prior to the commencement of benefits, to elect to receive his benefits in another form (subject to the Eligible Spouse's consent) and his right to revoke this election and reinstate the 50 Percent Joint and Survivor Pension prior to the benefit commencement date, (4) a general description of the Eligible Spouse's right to consent or withhold consent to an election of another form of benefit or the designation of a Beneficiary other than the Eligible Spouse, and the inability of the Eligible Spouse to revoke such consent for a particular election, once the consent has been given, and (5) a notification that the Committee must furnish to the Participant, upon his request prior to his benefit commencement date, a written explanation in nontechnical language of the terms and conditions of the 50 Percent Joint and Survivor Pension and the financial effect upon his benefit payments of making such an election.

                  If a Participant does not have an Eligible Spouse on the date his Pension payments commence, he shall receive his single-life Pension computed under Article 5, subject to his right, if any, to elect an optional form of benefit. The last payment of the single-life Pension shall be made as of the first day of the month in which the death of the Participant occurs.

6.2 Death Before Pension Payments Commence. Upon the death of a Participant before his Pension payments have commenced (whether before or after his termination of employment), a survivor Pension shall be payable to the Participant's Eligible Spouse, if any, provided that the Participant's death occurred after he had become vested in an Accrued Benefit (whether by reason of his attainment of Normal Retirement Age, his completion of the number of years


                                      -6.2-
                 of Service required under section 4.3 to become eligible to receive a deferred vested Pension, or otherwise).

                 The Pension payable to an Eligible Spouse of such a Participant who was age 55 or older on the date of his death shall be equal to the amount the Eligible Spouse would have been entitled to receive had the Participant retired immediately preceding death and commenced to receive a normal Retirement Pension or an early Retirement Pension under section 4.1 or 4.2, whichever is applicable, in the form of the 50 Percent Joint and Survivor Pension under the provisions of section 6.1. The Pension payable to such an Eligible Spouse shall commence as of the first day of the month coinciding with or next following the Participant's death and shall continue until the beginning of the month in which the death of the Eligible Spouse occurs.

                 The Pension payable to an Eligible Spouse of such a Participant who was younger than age 55 on the date of his death shall be equal to the amount the Eligible Spouse would have been entitled to receive had the Participant (a) terminated employment immediately prior to death; (b) commenced to receive a deferred vested Pension under the provisions of section 5.3 and under the 50 Percent Joint and Survivor provisions of section 6.1 as of the beginning of the month coincidental with or next following the date he would have attained age 55; and (c) then died immediately thereafter. The foregoing Pension shall commence as of the beginning of the month coincident with or next following the date the Participant would have attained age 55 and shall continue until the beginning of the month in which the death of the Eligible Spouse occurs.

                 Notwithstanding the above, an Eligible Spouse of a Participant who dies prior to his Normal Retirement Age may elect to defer commencement of his or her survivor Pension under this section
                 6.2 to the first day of any month subsequent to the applicable commencement date set forth hereinabove, but in no event beyond the date that would have been the Participant's Normal Retirement Date. In such event, the amount of the survivor Pension shall be adjusted to reflect the deferred commencement date and the age the Participant would have attained as of such date.

6.3 Special Rule for Employee-Paid Death Benefits. This section pertaining to death benefits attributable to Employee contributions shall not apply in the case of a Participant's death after the commencement of Pension benefits in a form provided under the Plan. If a Participant made contributions under a Prior Plan and such contributions remain in the Plan, the Plan shall provide a minimum death benefit based on such contributions in the case of the death of such Participant prior to the commencement of any Pension payments.

                 If the deceased Participant had no Eligible Spouse, this death benefit shall be paid as a single lump sum to the Participant's Beneficiary. The payment shall be made as soon as practicable following the Participant's death in an amount equal to the Participant's remaining contributions plus interest at the rate determined in accordance with Code section 411(c)(2)(C).





                                     -6.3-

                 The same amount, computed as of the payment commencement date specified below, shall be used to determine a minimum death benefit if the deceased Participant had an Eligible Spouse.
                 If not payable in an immediate lump sum pursuant to section 6.5, this amount shall be converted to its Actuarial Equivalent and paid at the same time and manner applicable to the survivor Pension of an Eligible Spouse of a vested Participant described in section 6.2, provided that this minimum survivor Pension shall be in lieu of, rather than in addition to, any survivor Pension payable under section 6.2. Therefore, if the Participant had an Eligible Spouse and was vested in an Employer-paid Pension at his death, the minimum death benefit payable to the Eligible Spouse pursuant to this section 6.3 shall apply only if it exceeds the amount otherwise payable under section 6.2. In addition, however, the amount of the Participant's remaining contributions plus interest at the rate determined in accordance with Code section 411(c)(2)(C), as of the Participant's death, shall constitute a nonforfeitable minimum amount for the total payments made following the Participant's death. If the Participant's Eligible Spouse dies before receiving total payments at least equal to this minimum amount, the difference between the amount of death benefits previously paid and the nonforfeitable minimum shall be paid as a lump sum to the estate of the Eligible Spouse as soon as practicable after the Eligible Spouse's death.

6.4 Optional Form of Payment. By filing a timely election with the Committee in accordance with section 6.1 and the form prescribed by the Committee, a Participant who is or is about to be eligible to receive a Pension (other than by reason of being a Disabled Participant) may designate his spouse or any person as his contingent annuitant or designated Beneficiary and elect to receive a Pension payable in accordance with one of the following options, in lieu of the Pension to which he may otherwise become entitled:

                 (a) Option 1: The Participant shall receive a reduced Pension payable for life, and payments in the amount of 100 percent of such reduced amount shall, after the Participant's death, be continued for life to the contingent annuitant who has been designated as the Participant's Beneficiary.

                 (b) Option 2: the Participant shall receive a reduced pension payable for life, and payments in the amount of 50 percent of such reduced Pension shall, after the Participant's death, be continued for life to the contingent annuitant who has been designated as the Participant's Beneficiary.

                 (c) Option 3: The Participant shall receive a reduced Pension payable for the greater of 120 months and the Participant's lifetime with the provision that if the Participant dies before receiving payments for the 120 months, the value of such remaining payments will be paid to the Participant's designated Beneficiary during the balance of the 120 months remaining. Such Beneficiary designation shall be revocable by the Participant during his lifetime without the need for the consent of such designated Beneficiary except that the consent of the Eligible Spouse shall be required for any such revocation or redesignation that results in a Beneficiary other than the Eligible Spouse.





                                     -6.4-

                 (d) Option 4: If the Participant made contributions to a Prior Plan that allowed the Participant to withdraw such contributions upon termination of employment and receive a reduced Pension as a result of such withdrawal, such right of withdrawal shall continue under the Plan, and related benefit calculations and other rights and features shall comply with current requirements of Code section 411 (including subsection (c) thereof).

                 The aggregate of the Pension payments expected to be paid to a Participant and his contingent annuitant or other designated Beneficiary under any of the above options shall be the Actuarial Equivalent of the Pension which the Participant is otherwise entitled to receive upon Retirement.

                 Subject to the limits of section 6.1, an election of an option under this section 6.4 shall take effect on the date the Participant's Pension is to commence. An option may be elected, changed or revoked any time prior to the Participant's Pension commencement date. Notwithstanding the above, a Participant may, subject to the guidelines prescribed by the Committee, name a new designated Beneficiary under Option 3 after the Pension commencement date and prior to his death.

                 If the contingent annuitant or designated Beneficiary under any elected option is other than the Participant's Eligible Spouse, then the Eligible Spouse must consent to the Participant's optional election and any change in such election and to the specific contingent annuitant or designated Beneficiary. In addition, an election under Option 3 shall be ineffective regardless of whether the Eligible Spouse is the designated Beneficiary unless such Eligible Spouse consents to such Option 3. Any election requiring the Eligible Spouse's consent in accordance with this paragraph shall comply with the rules of section 6.1 regarding an election and consent with respect to a benefit other than the 50 Percent Joint and Survivor Pension.

                 An election made pursuant to this section 6.4 shall become inoperative (i) if the Participant's employment terminates before he is eligible for either a normal or early Retirement Pension, (ii) if the Participant or his contingent annuitant or designated Beneficiary dies before the option becomes effective; or (iii) if the Eligible Spouse does not consent to the optional election or to a specific contingent annuitant or other designated Beneficiary requiring his or her consent. If an option under this section becomes effective, it will be in place of any benefit otherwise payable under this Plan.

                 Notwithstanding any provisions hereof to the contrary, if the contingent annuitant or other designated Beneficiary is other than the Participant's spouse and if the value of the Participant's benefit under any of the above options will be less than 51 Percent of the value of his single-life Pension, the optional benefit shall be adjusted so that the value of the Participant's benefit under the option will be equal to 51 Percent of the value of the Participant's single-life Pension.





                                     -6.5-

6.5 Small Pensions. If the Actuarial Equivalent lump-sum value of a Pension payable under this Plan is $3,500 or less and payment in another form has not commenced, the Committee shall direct that, in lieu of such Pension, such lump sum shall be paid, but subject to the following. A lump-sum settlement of a small amount may be made any time after the Participant's termination of employment, even though the Participant and/or his Eligible Spouse is not otherwise entitled to commencement of a Pension at such time under other provisions of the Plan. However, a lump-sum settlement pursuant to this section 6.5 shall not be made once a Participant's benefits have commenced in another form. A lump-sum payment under this section may be made notwithstanding any other Plan provisions and shall be in lieu of any other Pension or benefit payable under the Plan.

                 If a lump-sum settlement is made pursuant to the provisions of this section, the Committee shall provide each recipient receiving such a settlement with an official notice supplied by the Secretary of the Treasury which specifies certain information regarding the federal income tax treatment of certain Plan benefits.

6.6 Reemployment and Continued Employment After Eligibility for Normal Retirement Benefits. Except as required by section 6.7, for certain Participants who have attained age 70 1/2, no Participant, regardless of his vesting status hereunder, shall receive a Pension payment for any month including or following the month in which he completes the requirements for a normal Retirement Pension, if during such month he completes at least 40 hours of employment with the Employer or receives payment for vacation, holiday, illness, incapacity including disability, layoff, jury duty, military duty or leave of absence for at least 40 hours in any calendar month.

                 On the subsequent termination of employment of a Participant who was eligible for a benefit on his prior termination of employment, the benefit shall be reduced by the Actuarial Equivalent of the benefit payments, if any, previously made to such Participant before his normal Retirement Date. In no event shall the Participant's benefit be a lower monthly benefit than he was receiving before his reemployment (both benefits being calculated under the same form of payment) unless the Participant received a lump-sum distribution for the benefit earned before reemployment. The form of payment of any benefit to which the Participant may become entitled shall be determined in accordance with the provisions of
                 Article 6 without regard to the form in which his benefit had previously been paid.

                 If a Participant who continues to be employed or who is reemployed after his normal Retirement Date by the Employer and who had completed the requirements for a Pension receives remuneration for less than 40 hours in any given calendar month, such Participant is considered to be in Retirement and entitled to Pension payments hereunder. Any employment by the Participant during the month he receives remuneration for less than 40 hours of employment and for any month hereafter shall be disregarded as Service and Credited Service hereunder.





                                     -6.6-

                 Upon the death of a Participant who continues his employment beyond his Normal Retirement Date and who is not considered in Retirement in accordance with the foregoing provisions in this section, the provisions of section 6.2 (relating to death before Pension payments commence) shall apply unless the Participant has already begun to receive Pension payments under section 6.1 or an elected optional form under section 6.4, and such form of payment continues in effect. In these latter circumstances, the form of payment in effect at the Participant's death shall determine the death benefits, if any, that are payable from the Plan.

                 Any Participant, who either remains employed by the Employer after attaining Normal Retirement Age (or is rehired after attaining Normal Retirement Age) and who performs 40 or more Hours of Service per calendar month shall be provided with a notice in cases where such notice is required under Department of Labor Regulations, 29 CFR section 2520.203-3, relating to the suspension of benefits. Such notice shall inform the Participant that the normal Retirement benefit payments to which the Participant is entitled are not being paid (or are being suspended in the case of a Participant who was receiving benefits and is rehired after attaining Normal Retirement Age) because of the Participant's continued employment or reemployment. The notice shall also describe the applicable Plan provisions and shall provide information about the consequences of the benefit suspension in the manner prescribed in the Department of Labor Regulations.

6.7 Time Limits for Payment of Benefits. To comply with the legal restrictions of Code 401(a)(9) and 401(a)(14) and the regulations thereunder, all benefit payments must comply with the following rules for commencement and required minimum distributions notwithstanding any other Plan provision.

                 (a) Benefit Commencement Requirements. Payment of benefits shall begin as soon as practicable after the Participant is entitled to receive them (and has properly filed a benefits election form) but not later than 60 days after the last day of the Plan Year in which occurs the latest of:

                          (1)     the Participant's attainment of age 65;

                          (2) the Participant's 10th anniversary of participation in the Plan; or

                          (3) the Participant's termination of employment; provided, however, that if the amount of the payments required to commence on a date determined under this section cannot be ascertained or the person entitled thereto cannot be located by that date, a payment retroactive to that date may be made no later than 60 days after the earliest date on which such amount can be ascertained or such person located.

                 Notwithstanding the foregoing, the distribution of the Participant's vested Pension must begin not later than the April 1 following the calendar year in which the Participant attains age 70 1/2 even if the Participant has not incurred a termination





                                     -6.7-
                 of employment by such date, provided that this sentence shall not require any distribution before April 1, 1990, except if the Participant was a 5 percent owner, as defined in Code section 401(a)(9)(C), in any calendar year during which or after he attained age 66 1/2, and further provided that if the Participant attained age 70 1/2 before January 1, 1988 and was not a 5 percent owner at any time after attaining age 66 1/2, then distribution of his accrued benefit shall not be required to begin until the April 1 following the calendar year in which the Participant attains age 70 1/2 or, if later, in which he has a termination of employment.

                 (b) Death Distribution Rules. The following rules must be satisfied by any distribution that is made on account of the death of a Participant.

                          (1) If the Participant dies after distribution of benefits has commenced, the remaining portion of such benefits (if any) will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

                          (2) If the Participant dies before distribution of benefits commences, the entire benefit will be distributed no later than five years after the Participant's death except to the extent that distribution is made in accordance with (A) or (B) below:

                                  (A)      if any portion of the benefit is
                                           payable to a designated Beneficiary,
                                           distributions may be made in
                                           substantially equal installments
                                           over the life or life expectancy of
                                           the designated Beneficiary
                                           commencing no later than one year
                                           after the death of the Participant;

                                  (B) if the designated Beneficiary is the Participant's surviving spouse, the distributions shall begin not later than the date on which the Participant would have attained age 70 1/2, and, if the spouse dies before payments begin, subsequent distributions shall be made as if the spouse had been the Participant.

                          (3) For purposes of paragraph (2), payments will be calculated by use of the return multiples specified in section 1.72-9 of the Treasury Regulations. Life expectancy of a surviving spouse may be recalculated annually, but in the case of any other designated Beneficiary, such life expectancy will be calculated at the time payment first commences without further recalculation.

                          (4) For purposes of this subsection (b), any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.





                                     -6.8-

                 (c) The timing and amount of all benefit payments described in subsections (a) and (b) above shall be determined so as to comply with the minimum requirements of the regulations under Code sections 401(a)(9) and 401(a)(14).

6.8              Limitations on Benefits.

                 (a) General Rule. In no event shall the annual Retirement benefit payable to a Participant under this Plan, together with that provided under all qualified defined benefit plans maintained or previously maintained by the Company or a Related Company, for any "limitation year," which shall be the calendar year, exceed the maximum annual benefit permitted under Code section 415 (including any applicable grandfathering rules).

                 For purposes of adjusting the maximum annual benefit limit as required under Code section 415 for retirement benefit commencement before or after Social Security Retirement Age, the interest rate assumption shall be 5 percent. Social Security Retirement Age means the earliest age at which the Participant could receive unreduced benefits under section 216(l) of the Social Security Act.

                 (b) Combined Plan Limit. In the event that the Participant participates or participated in a defined contribution plan or plans maintained or previously maintained by the Company or a Related Company, and the sum of the Participant's defined contribution fraction and defined benefit fraction (as such terms are defined in Code section 415(e)) exceeds 1.0 for any Plan Year, the total annual Retirement benefit otherwise allowable under this Plan shall be reduced, before any reductions in defined contribution accounts, to an amount which results in the sum of the Participant's defined contribution fraction and defined benefit fraction (determined after such downward reduction of the Participant's allowable annual retirement benefit) equaling 1.0.

                 (c) Order of Defined Benefit Plan Reductions. In the event that the Participant participates in any other defined benefit plan of the Company or a Related Company, and the Participant's aggregate annual retirement benefit under this Plan and such other plan exceeds the limits permitted under Code section 415, such Participant's benefit shall be first reduced under this Plan.





                                     -6.9-

                           Article 7.  Plan Financing


7.1 Contributions. The Employer shall make contributions in such amounts and at such times as determined by the Company's board of directors in accordance with a funding method and policy to be established by said board or its delegate which will be consistent with Plan objectives. Forfeitures arising under this Plan because of termination of employment before a Participant becomes eligible for a Pension, or for any other reason, shall be applied to reduce the cost of the Plan, not to increase the benefits otherwise payable to Participants.
                 No contributions shall be required or permitted under the Plan from any Participant. Notwithstanding the foregoing, the following rules shall apply to Participants who made mandatory Employee contributions under a Prior Plan (all of which Participants are now fully vested in an Accrued Benefit that exceeds their Code section 411(C)(2) Accrued Benefit derived from their own contributions). The Employee contributions of such Participants shall continue to be credited with interest at the annual rate of 5 percent, except that the higher rate specified in Code section 411(c)(2)(c)(iii) shall be substituted for 5 percent for Plan Years beginning after December 31, 1987, but only to the extent that this substitution is necessary to determine the minimum, nonforfeitable death benefit described in section 6.2 for a Participant who dies prior to the commencement of his benefit payments.

7.2 Assets of the Trust Fund. All contributions made by the Employer under this Plan shall be paid to the Trustee and deposited in the Trust Fund. However, contributions by the Employer are expressly conditioned upon their current deductibility under Code section 404. Upon the Employer's request, a contribution which was made by a mistake of fact, or conditioned upon its deductibility under section 404 of the Code shall be returned to the Employer within one year after the payment of the contribution, or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

                 Except as otherwise provided above and in subsection 10.3(d), all assets of the Trust Fund, including investment income, shall be retained for the exclusive benefit of Participants and their Beneficiaries, shall be used to pay benefits to such persons or to pay administrative expenses to the extent not paid by the Employer, and shall not revert to or inure to the benefit of the Employer.





                                     -7.1-

                           Article 8.  Administration

8.1 Allocation of Responsibility Among Fiduciaries for Plan and Fund Administration. The Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under this Plan or the Trust. The Employer shall have the sole responsibility for making the contributions necessary to provide benefits under the Plan as specified in Article 7. The Company shall have the sole authority to select the funding medium for the Plan, appoint members of the Committee, and amend or terminate, in whole or in part, this Plan or the Trust. The Company shall have the final responsibility for administration of the Plan, which responsibility is specifically described in this Plan and the Trust. The Committee shall have the specific delegated powers and duties described in the further provisions of this Article 8, and such further powers and duties as hereinafter be delegated to it by the Company. The Trustee shall have responsibilities as set forth in the Trust.

                 Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust, as the case may be. Furthermore, each Fiduciary may rely upon such direction, information or action of another Fiduciary as being proper under this Plan or the Trust, and is not required to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust that each Fiduciary shall be responsible for the proper exercise of its own responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Fund in any manner against investment loss or depreciation in asset value.

8.2 Appointment of Committee. A Committee consisting of at least three persons shall be appointed by and serve at the pleasure of the Chief Executive Officer of the Company to assist in the administration of the Plan. All usual and reasonable expenses of the Committee shall be paid in whole or in part by the Company. Any members of the Committee who are Employees shall not receive compensation with respect to their services for the Committee.

8.3 Claims Procedure. The Committee shall establish a reasonable claims procedure in accordance with this section 8.3 and ERISA. The Committee and local representatives appointed by it shall make all determinations as to the right of any person to a benefit. Claims for benefits may be submitted to the appropriate local representative designated by the Committee. Any denial by the Committee or its designee of a Participant or Beneficiary's claim for benefits under the Plan shall be stated in writing and delivered or mailed to the Participant or Beneficiary; and such notice shall set forth the specific reasons for the denial, written in a manner designed to be understood without legal or actuarial counsel. In addition, the claims representative shall afford a reasonable opportunity to any Participant or Beneficiary whose claim for benefits has been denied for a review of the decision denying the claim, and in the event of continued disagreement, either may appeal to the Committee or its designee whose decision shall be final. The Committee





                                     -8.1-
                 may prescribe reasonable time periods in which the Participant must make claim for denied benefits or to request a review or appeal of a decision to deny benefits, consistent with applicable law.

8.4 Records and Reports. The Company (or the Committee if so designated by the Company) shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participants' Service, Accrued Benefits and the percentage of such benefits which are nonforfeitable under the Plan; notifications to Participants; annual registration with the Internal Revenue Service; annual reports to the Department of Labor; and reports to the PBGC.

8.5 Other Committee Powers and Duties. The Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

                 (a) to construe and interpret the Plan, resolve any ambiguities, and decide all questions as to eligibility and the determination of the amount, manner and time of payment of any benefits hereunder;

                 (b) to prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

                 (c) to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

                 (d) to receive from the Employer and from Participants such information as shall be necessary for the proper administration of the Plan;

                 (e) to furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

                 (f) to receive and review the periodic valuation of the Plan made by the Actuary;

                 (g) to receive, review and keep on file (as it deems convenient or proper) financial reports received from the Trustee;

                 (h) to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel.

                 The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a Pension under the Plan. All decisions, interpretations, and actions of the Committee pursuant to the Plan shall be conclusive and binding on all persons, and shall be given the maximum deference allowed by law.





                                     -8.2-

8.6 Rules and Decisions. The Committee may adopt such rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Company, the Employer, the legal counsel of the Company, the Actuary, or the Trustee.

8.7 Committee Procedures. The Committee may act at a meeting or in writing without a meeting. The Chief Executive Officer of the Company shall appoint one of its members as chairman, and such chairman shall appoint a secretary, who may or may not be a Committee member, and advise the Trust of such actions in writing. The secretary shall keep a record of all meetings and forward all necessary communications to the Employer, the Trustee or the Actuary. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority, including actions in writing taken without a meeting.

8.8 Authorization of Benefit Payments. The Company (or the Committee if so designated by the Company) shall issue directions to the Trustee concerning all benefits which are to be paid from the Fund pursuant to the provisions of the Plan, and warrants that all such directions are in accordance with this Plan.

8.9 Application and Forms for Pension. The Committee may require a Participant or Beneficiary to complete and file with the Committee an application for Pension and all other forms approved by the Committee, and to furnish all pertinent information requested by the Committee. The Committee may rely upon all such information so furnished it, including the Participant's or Beneficiary's current mailing address.

8.10 Facility of Payment. Whenever, in the opinion of the Company and the Committee, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Trustee may be directed to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Committee may direct the Trustee to apply the payment for the benefit of such person in such manner as the Company and the Committee consider advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

8.11 Indemnification. The board of directors of the Company, the Committee, and the individual members thereof shall be indemnified by the Company and each Employer, and not from the Fund against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.





                                     -8.3-

                           Article 9.  Miscellaneous


9.1 No Guarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

9.2 Rights to Fund Assets. No Employee shall have any right to, or interest in, any assets of the Fund upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable to such Employee under the Plan. Except as otherwise may be provided under Title IV of ERISA, all payments of benefits as provided for in this Plan shall be made solely out of the assets of the Fund and none of the Fiduciaries shall be liable therefore in any manner.

9.3 Nonforfeitability of Benefits. Subject only to the specific provisions of this Plan, nothing shall be deemed to divest a Participant during his lifetime of his right to any nonforfeitable benefit to which he becomes entitled in accordance with the provisions of this Plan.

9.4 Exclusions and Separability. Each provision hereof shall be independent of each other provision hereof, and if any provision of this Plan proves to be, or is held by any court, or tribunal, board or authority of competent jurisdiction to be void or invalid as to any Participant or group of Participants, and the decision is no longer subject to appeal, such provision shall be disregarded and shall be deemed to be null and void and no part of this Plan; but such invalidation of any such provision shall not otherwise impair or affect this Plan or any of the other provisions or terms hereof.

9.5              Non-Alienation.

                 (a) Except as permitted by the Plan in accordance with Code section 401(a)(13) and ERISA section 206(d), no benefit payable at any time under the Plan shall be subject to the debts or liabilities of a Participant or his or her Beneficiary, and any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. Subject to the foregoing exception, no benefit under the Plan shall be subject in any manner to attachment, garnishment, or encumbrance of any kind.

                 (b)      In accordance with procedures consistent with Code
                          section 414(p) that are established by the Committee (including procedures requiring prompt notification of the affected Participant and each potential alternate payee of the Plan's receipt of a domestic relations order and its procedures for determining the qualified status of such order), judicial orders for purposes of enforcing family support obligations or pertaining to domestic relations (which orders do not alter the amount, timing or form of benefit other than to have it commence at the earliest permissible date) shall be honored by the Plan if the Committee determines that they constitute qualified domestic relations orders.





                                     -9.1-

                     Article 10.  Amendment and Termination


10.1 Amendment of the Plan. The Company reserves the right to amend the Plan at any time and from time to time by action of its board of directors or the authorized agent of such board. In addition, the Committee may make amendments, retroactively if necessary or appropriate, to permit the Plan and Trust Fund to meet the requirements for qualification and tax exemption under the Code or to satisfy the requirements of ERISA or any other applicable law, as now in effect or hereafter amended or superseded, and the regulations thereunder. The Committee may also make minor amendments to clarify the Plan, comply with tax qualification or other legal requirements, facilitate its administration, or implement appropriate changes in the Plan design, provided that such amendments do not significantly increase the cost of the Plan or adversely affect its qualification. No amendment shall cause any part of the Trust Fund to be used (prior to the satisfaction of all Plan liabilities) for, or diverted to, purposes other than for the exclusive benefit of Participants and their Beneficiaries. Retroactive Plan amendments may not decrease the Accrued Benefit of any Participant determined as of the time the amendment is adopted, unless approved by the Secretary of Labor.

10.2 Discontinuance of Contributions or Termination of Plan . The Company expects the Plan to be permanent and to continue indefinitely, but since future conditions affecting the Company and Participating Employees cannot be anticipated or foreseen, the Company reserves the right to forever terminate its obligations under the Plan either fully or in part, including its obligation to finance benefits under this Plan.

10.3             Action Upon Discontinuance of Contributions or Termination of
                 Plan.

                 (a) If the Company determines in its sole discretion that the Plan has been terminated partially or completely, within the meaning of regulations under Code section 411, the Company shall determine the date of such termination and the Participants affected by the termination. The Accrued Benefits of all Participants affected by the termination who were Employees on the date thereof shall be fully vested to the extent then funded. In addition, the Company in its sole discretion may vest the Accrued Benefits of a group of Participants because they are affected by a business divestiture, layoff or other similar transaction, in which case the partial termination rules set forth in this section shall apply (even when a true "partial termination" has not occurred). The Company or its delegate shall document in writing any such decision to vest certain Participants in their Accrued Benefits and the reasons therefor. The Company's action in any one event shall not be considered as establishing a precedent or requiring a similar action in another event. The discontinuance of contributions by any Employer shall not, in the absence of a determination by the Company under this section, terminate the Plan or operate to





                                     -10.1-
                          accelerate any payments or distributions to or for the benefit of Participants.

                 (b) Upon a complete termination of the Plan, the assets of the Trust Fund shall be liquidated (after provision is made for the expenses of liquidation) to provide for the payment of benefits to each Participant or Beneficiary in accordance with the priority categories specified in ERISA section 4044 and the regulations thereunder.

                 (c) No liquidation of assets or payment of benefits (or the provision therefor) shall actually be made until the Company has determined that all applicable requirements of the Code and ERISA governing termination of plans (including, without limitation, the requirements summarized in subsection (d) below) have been, or are being, complied with and that appropriate authorizations, waivers, exemptions or variances have been, or are being, obtained.

                 (d) In the event of Plan termination, the benefits of any highly compensated employee or highly compensated former employee (within the meaning of Code section 414(q) and related regulations) shall be limited to a benefit that is not discriminatory under Code section 401(a)(4) and related regulations. In addition, if a Participant is among the 25 most highly compensated persons who are employed by the Company and its Affiliates at any time during the Plan Year, or based on his Compensation at the time of his retirement or other termination of employment would still be among the 25 most highly compensated persons if so employed, then payment to or with respect to such Participant shall not exceed annual payments under a single life annuity equal to the Participant's Accrued Benefit unless:

                          (1) After payments to or with respect to all Participants whose benefits may be restricted under this subsection for the Plan Year, the value of Plan assets exceeds 110 percent of the value of the Plan's current liabilities,

                          (2)     Payments to or with respect to the
                                  Participant are less than 1 percent of the value of the Plan's current liabilities, or

                          (3)     Another exception under applicable
                                  regulations permits the payment to
                                  Participant without regard to such
                                  limitation.

                          (4) The amounts allocated in accordance with subsection (2) shall be applied for the benefit of each such person by the purchase of nontransferable annuity contracts, or, to the extent permitted by law, by such other methods as the Committee may deem appropriate at the time of the complete termination of the Plan.





                                     -10.2-

                          (5) The surplus assets, if any, of the Trust Fund, after allocations have been made for the satisfaction of all Plan liabilities, shall be paid as a reversion to the Company, provided, however, that if a "Change of Control," as defined below, has occurred, then any such balance of the Fund which remains shall instead be allocated and distributed to Participants who were actively (including those on authorized vacation or leave) employed by an Employer on the date such Change of Control occurred. Such funds shall be allocated on the basis of the Accrued Benefit otherwise payable to each such Participant and shall be distributed in the form benefits are otherwise payable under the Plan to such Participant. For the purposes of the Plan, a "Change of Control" shall be deemed to have taken place if without the prior approval of the Company's board of directors:

                                  (i)      any person, including a "Group," as
                                           defined in Section 13(d)(3) of the
                                           Securities Exchange Act of 1934,
                                           becomes the beneficial owner of
                                           shares of the Company having 25
                                           percent or more of the total number
                                           of votes that may be cast by holders
                                           of common stock upon any corporate
                                           action proposed to shareholders for
                                           approval or adoption; or

                                  (ii)     as the result of, or in connection
                                           with, any cash tender or securities
                                           exchange offer, merger or other
                                           business combination, sale of assets
                                           or contested election, or any
                                           combination of the foregoing
                                           transactions (Transaction), the
                                           persons who were directors of the
                                           Company before the Transaction shall
                                           cease to constitute a majority of
                                           the board of directors of the
                                           Company or any successor
                                           corporation.  Notwithstanding any
                                           provision in the Plan to the
                                           contrary, after a Change of Control,
                                           the Plan may not be amended or
                                           modified in any fashion, directly or
                                           indirectly, to obviate the foregoing
                                           provisions which provide upon Plan
                                           termination for the reversion of any
                                           excess Plan assets to Participants
                                           who are active Participants as of
                                           the date a Change of Control occurs.





                                     -10.3-

                      Article 11.  Successor Employer and
                        Merger or Consolidation of Plans

11.1 Successor Employer. In the event of the dissolution, merger, consolidation or reorganization of the Company, provision may be made by which the Plan will be continued by the successor; and, in that event, such successor shall be substituted for the Company under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all the powers, duties and responsibilities of the Company under the Plan.

11.2 Plan Assets. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Fund or trust fund held under, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the Plan shall be so merged or consolidated, or the assets of the Fund applicable to such Participants shall be transferred, only if:

                 (a) each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated), and the determination of such benefits shall be made in the manner and at the time prescribed in regulations issued under ERISA;

                 (b) resolutions of the boards of directors of the Company under this Plan, and of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new employer's plan; and

                 (c) such other plan and trust are qualified and tax-exempt under sections 401(a) and 501(a) of the Code.





                                     -11.1-

                       Article 12.  Top-Heavy Provisions


12.1 Application. If as of the Determination Date in any Plan Year after December 31, 1983:

                 (a) the sum of the present values of Accrued Benefits of Employees who are Key Employees for such Plan Year exceeds 60 percent of the sum of the present values of Accrued Benefits of all Employees and their Beneficiaries, or

                 (b) the Plan is part of a Top-Heavy Group, then the following provisions under this Article shall apply for such Plan Year. The foregoing notwithstanding, these provisions shall not apply to the Plan in any Plan Year during which it is part of an Aggregation Group (as defined in section 12.4(a)), whether or not it is top-heavy as a single plan, unless the Aggregation Group of which it is a part is top-heavy in such Plan Year.

                 The date for determining the applicability of this Article ("Determination Date") is the last day of the preceding Plan Year.

                 The present value of any Participant's or Key Employee's Accrued Benefit as of any Determination Date shall be calculated (i) as of the most recent Actuarial Valuation Date which is within a 12 month period ending on the Determination Date, (ii) as if his employment terminated as of such Actuarial Valuation Date, (iii) without regard to the qualified preretirement survivor annuity provided pursuant to Code section 417(e) or any other nonproportional subsidy provided under this Plan, and (iv) using the definition of Actuarial Equivalent contained in section 2.1(b).

                 The term "Actuarial Valuation Date" shall mean the valuation date used for computing Plan costs for minimum funding.

12.2 Key Employees. The term "Key Employee" means any Employee or former Employee (or his Beneficiary) who at any time during a Plan Year or any of the four preceding Plan Years is:

                 (a) An officer of the Company or its Affiliates who receives Top-Heavy Compensation during the Plan Year of more than 50 percent of the amount in effect under Code section 415(b)(1)(A) for such Plan Year; provided, however, no more than the lesser of (i) 50 Employees, or (ii) the greater of three Employees or 10 percent of all Employees are to be treated as officers;

                 (b) One of the ten Employees owning the largest interests in the Company or an Affiliate, if such Employee owns more than a one-half percent interest in the Company and receives Top-Heavy Compensation during the Plan





                                     -12.1-

                          Year which exceeds the dollar limit specified in Code
                          section 415(c)(1)(A);

                 (c)      A 5 percent owner of the Company or an Affiliate; or
                 (d) A 1 percent owner of the Company or an Affiliate who receives Top-Heavy Compensation during the Plan Year of more than $150,000.

                 An Employee is considered to own more than a 5 percent interest if the Employee owns more than 5 percent of the Company's outstanding stock or stock possessing 5 percent of the total combined voting power of all of the Company and Affiliates' stock. An Employee is also treated as owning stock owned by certain members of the Employee's family as provided in Code section 318. The same rules apply to determine whether an Employee is a 1 percent owner.

                 For purposes of paragraph (b) above, if two Employees have the same ownership in the Company or Affiliate, the Employee having the greater Top-Heavy Compensation from the Company and Affiliates shall be treated as having a larger interest.

                 Any Employee who is not a Key Employee shall be a "non-Key Employee." If an Employee ceases to be a Key Employee, such Employee's Accrued Benefit shall be disregarded under the top-heavy plan computation for any Plan Year following the last Plan Year for which he was treated as a Key Employee.

12.3 Top-Heavy Compensation. The term "Top-Heavy Compensation" means compensation under Code section 415(c) without taking into account the exclusions from taxable compensation provided by Code sections 125, 402(a)(8) and 402(h)(l)(B).

12.4 Top-Heavy Group. For purposes of determining whether the Plan is part of a top-heavy group as described in section 12.1, the following rules shall apply:

                 (a) Aggregation Group. All plans maintained by the Company or an Affiliate are aggregated to determine whether the plans, as a group, are top-heavy. The aggregation group shall include any plan which covers a Key Employee and any other plan which enables a plan covering a Key Employee to meet the requirements of section 401(a)(4) or 410 of the Code.

                 (b) Top-Heavy Group. An aggregation group is a top-heavy group if, as of the Determination Date, (1) the sum of the account balances of Key Employees under all defined contribution plans included in the group exceeds 60 percent of the account balances of all participants under all such plans in the group, or
                          (2) the present value of the accumulated accrued benefits for Key Employees under all defined benefit plans in the group exceeds 60 percent of the present value of the accumulated accrued benefits for all participants under all such plans in the group.





                                     -12.2-

                          In any Plan Year, in testing for top-heaviness under
                          section 12.1(a) or (b), the Company may in its discretion take into account accumulated accrued benefits and account balances in any other plan maintained by it or an Affiliate, so long as such expanded aggregation group continues to meet the requirements of sections 401(a)(4) and 410 of the Code.

12.5 Additional Rules. In determining the present value of the accumulated accrued benefits under a defined benefit plan and the sum of the account balances under a defined contribution plan, Employer contributions and Employee contributions (other than voluntary deductible employee contributions) shall be taken into account. The present value of the accrued benefit in a defined benefit plan or the account balance in a defined contribution plan will include any amount distributed to an Employee or Beneficiary within the five year period ending on the Determination Date as well as any distributions from a terminated plan which, if it had not been terminated, would have been included in the aggregation group, but shall not include any rollover initiated by an Employee and made after December 31, 1983. On and after January 1, 1987, the accrued benefit or account balance of any Employee or former Employee who has not performed services for the Company or an Affiliate during the five-year period ending on the Determination Date shall not be taken into account. If such Employee later returns to service, his total account balance or accrued benefit shall be included in such determination.

12.6 Combined Limit on Benefits and Contributions. If this Plan is determined to be top-heavy in any Plan Year under the provisions of section 12.1 or 12.4, and if the value of the accrued benefits of Key Employees exceeds 60 percent of the value of all accrued benefits, then the combined limit on benefits and contributions under section 415(e) of the Code for any Key Employee who participates in both a defined benefit plan and a defined contribution plan which are included in a Top-Heavy Group as provided in section 12.3 above shall be the lesser of 1.0 (as applied to the dollar limit) or 1.4 (as applied to the limit based upon compensation).

12.7 Vesting Requirements. If this Plan is determined to be top-heavy in any Plan Year, then the interest of each Participant in his Accrued Benefit shall vest in increments in accordance with the following schedule:

                            Number of Years           Percentage
                          of Vesting Service            Vested
                          ------------------          ----------
                              Less than 3                 0%
                              3 or more                 100%

                 Once the above schedule applies to a Participant, it will continue to apply to him, whether or not the Plan is top-heavy in any subsequent year, for as long as he remains a Participant.





                                     -12.3-

12.8 Minimum Benefit Accrual. As of any Determination Date for a Plan Year during which this Plan is top-heavy, the Accrued Benefit of any Participant who is a non-Key Employee shall be not less than the lesser of (i) 2 percent of the Participant's average annual Top-Heavy Compensation (determined as of such Determination Date with respect to all Top-Heavy Compensation for the period of consecutive years after December 31, 1983 during which the Plan is top-heavy, not exceeding five, in which the Participant had the greatest aggregate Top-Heavy Compensation), times the number of years of Service which were completed by the Participant within all years beginning on or after January 1, 1984, in which this Plan is top-heavy or (ii) 20 percent of the Participant's average annual Top-Heavy Compensation for such period as of such Determination Date. A minimum Accrued Benefit calculated under this section in any Plan Year shall not decrease in a later Plan Year. Moreover, a minimum Accrued Benefit provided by this Plan shall be independent of any top-heavy minimum benefits provided by other plans of the Company and its Affiliates and thus shall not be reduced, offset, or otherwise affected by such benefits under other plans.





                                                   -12.4-

GFC FINANCIAL CORPORATION RETIREMENT INCOME PLAN

GFC FINANCIAL CORPORATION
Appendix A

         1. Applicability. This appendix supplements the above Plan and provides the benefit formula and other special rules applicable to Eligible Employees of the Company.

         2. Definitions. The definitions in the Plan, as modified below, shall apply for purposes of this appendix.
         (a) "Accrued Benefit" shall be as defined in the Plan and determined under section 4 of this appendix, subject to the additional rules in section 6 of this appendix in the case of a deferred vested Participant described in such section 6, and subject further to the following transition rules for adjusting the Prior Plan's December 31, 1988 Accrued Benefit due to subsequent changes in Average Monthly Compensation.
                 (1) The Prior Plan's December 31, 1988 Accrued Benefit shall be determined as if the Participant had terminated employment on December 31, 1988, and shall be based on the benefit formula of the Prior Plan as in effect on November 15, 1988 (without regard to any amendments made after that date).
                 (2) In any case in which the Primary Social Security Benefit offset exceeds 50 percent of the Accrued Benefit prior to the application of the offset, the Accrued Benefit in (1) above shall be adjusted by reducing that offset to 50 percent.
                 (3) The adjusted Accrued Benefit in (2) above shall be further adjusted for changes in Average Monthly Compensation by multiplying it by a fraction (not less than one), the numerator of which is the Participant's current Average Monthly Compensation, and the denominator of which is the Participant's Average Monthly Compensation determined as if the Participant terminated employment on December 31, 1988 (using the current definition of Average Monthly Compensation in both the numerator and the denominator).
         (b) "Average Monthly Compensation" shall be as defined in the Plan except that the period considered is subject to the rules in sections 3 and section 8 of this appendix.
         (c) "Compensation" shall be as defined in the Plan except that overtime earnings and bonuses paid after 1988 shall be included and treated as Compensation instead of being excluded as provided in the Plan.
         (d) "Prior Plan" shall be as defined in the Plan with respect to this appendix.

Other definitions in the Plan shall remain unchanged.

          3. Employment Transfers. The Plan shall be modified as follows with respect to Participants who transfer from the Company, to a Related Company or to a job classification, where they are no longer eligible under this appendix. As long as such Participants continue to be Employees following such a transfer, any subsequent Compensation and Average Monthly Compensation that they earn from the Company or a Related Company shall continue to be counted in determining their benefits under this appendix.

          4.   Amount of Normal Retirement Pension.  For purposes of section
5.1 of the Plan, the monthly amount of the Normal Retirement Pension for the life of a Participant with respect to Compensation and Credited Service covered by this appendix shall be equal to the sum of (a) and (b), subject to any minimum that may apply pursuant to (c) or (d) below:

         (a) Credited Service after 1988. Credited Service after 1988 is limited to 30 years minus any previous Credited Service so that the overall limit of 30 years continues to apply to all Credited Service rather than to portions of a Participant's total Credited Service. A Participant's Accrued Benefit with respect to Credited Service earned under this appendix after 1988 shall be equal to the sum of (1) plus (2) below:
             (1) 1.25 percent of the lesser of the Participant's Average
                 Monthly Compensation or his Covered Compensation, multiplied by his Credited Service after 1988, plus
             (2) 1.75 percent of the excess, if any, of the Participant's
                 Average Monthly Compensation over his Covered Compensation, multiplied by his Credited Service after 1988.

                 Notwithstanding the foregoing, the Accrued Benefit
under this paragraph (a) shall not be less than the amount determined by continuing to apply the formula in paragraph (b) (or paragraph (c), if applicable) of this section 4 in lieu of the formula in (1) and (2) above with respect to Compensation and Credited Service earned between January 1, 1989, and the Adoption Date.  However, because of the adoption of Model Amendment 2 in IRS Notice 88-131, this transition rule for determining the Accrued Benefit is not available for any Participant who is a highly compensated employee described in Code section 414(q). Between January 1, 1989, and the Adoption Date, the Accrued Benefit of such a highly compensated Participant shall not exceed the Accrued Benefit earned by such Participant under the Prior Plan and transferred to this Plan as of December 31, 1988. On or after the Adoption Date, the Accrued Benefit attributable to Credited Service and Compensation earned after 1988 for such a highly compensated Participant shall be determined under subparagraphs (1) and (2) of this paragraph (a).
     (b)         Credited Service before 1989.  Except as provided in paragraph
(c) below with respect to certain Participants who were at least 50 years old on January 1, 1986, and subject to the modification in section 6 with respect to deferred vested Participants, a Participant's Accrued Benefit with respect to Credited Service earned under this appendix before 1989 shall be equal to the difference between (1) and (2) below:
                 (1) 1.834 percent of the Participant's Average Monthly Compensation multiplied by his Credited Service earned before 1989 (which shall not exceed 30 years), subject to a maximum of 55 percent; less (2) 1.667 percent of his Primary Social Security Benefit multiplied by his Credited Service earned before 1989, subject to a maximum of 50 percent.
         (c) If a Participant was both an active Participant in the Prior Plan and age 50 or older on January 1, 1986, the monthly amount of the portion of his Accrued Benefit that is determined under paragraph (b) with respect to Credited Service earned before 1989 shall not be less than the amount computed as follows:
                 (1) The monthly "Basic Retirement Income," as defined and computed under the Greyhound Employees' Retirement Income Plan on December 31, 1985, but using "Final Average Monthly Compensation" and "Credited Service" as of the calculation date determined as the earlier of December 31, 1988, or the date of the Participant's termination of employment (as if the Prior Plan of December 31, 1985, continued in force until such date), multiplied by a fraction the numerator of which is the Participant's Service for the period prior to January 1, 1986, and the denominator of which is the Participant's total Service as of such calculation date, plus

                 (2) The monthly amount computed in accordance with paragraph (b) above, but using Average Monthly Compensation and Credited Service as of the calculation date specified in (1) above, multiplied by a fraction the numerator of which is the Participant's Service for the period after December 31, 1985, and the denominator of which is the Participant's total Service as of such calculation date (determined as provided in (1) above).

                          The sum of the fractions referred to in subparagraphs
                          (1) and (2) of this paragraph (c) shall equal one, it being intended that periods of Credited Service which are used to compute the normal Retirement Pension shall not overlap. Notwithstanding the foregoing, when calculating the portion of a Participant's Accrued Benefit in accordance with subparagraph
                          (c)(1), the 30-year Credited Service limitation contained in subparagraph (b)(1) shall not be taken into account.

                          The amount of Pension determined for a Participant who retirees after age 65 and does not have an Hour of Service on or after January 1, 1988, shall be the same as the amount that would have been payable had his Retirement occurred on his Normal Retirement Date.

                 (d) In no event shall a Participant's Accrued Benefit and other rights protected by Code section 411(d)(6) be less than they were as of December 31, 1988, under the Prior Plan as then in effect including any grandfather provisions traceable to earlier versions of the Prior Plan.

         5.      Amount of Early Retirement Pension.  For purposes of section
5.2 of the plan, the monthly amount of the early Retirement Pension for the life of a Participant with respect to Compensation and Credited Service covered by this appendix shall be equal to the normal Retirement Pension calculated under the section 4 of this appendix. If payment of an early Retirement Pension commences prior to the Participant's Normal Retirement Date, the amount of the Pension shall be reduced by (i) 0.25 percent for each month that the commencement date of the Pension is on or after the first day of the month of the Participant's 62nd birthday and precedes the Participant's Normal Retirement Date; plus (ii) 0.4167 percent for each month that the commencement date of the Pension precedes the first day of the month of the Participant's 62nd birthday; provided, however, that for purposes of reducing the portion of a Participant's benefit that is computed under subparagraph (c)(1) of section 4 of this appendix, the reductions shall be as provided in the Prior Plan as in effect on December 31, 1985.

         6. Amount of Deferred Vested Pension. This section applies for purposes of section 5.3 of the Plan in order to determine the Accrued Benefit and deferred vested Pension of a Participant who terminates employment with a right to a vested Pension with a deferred commencement date if the Participant is not at the time eligible to receive a normal or early Retirement Pension. The amount of the deferred vested Pension commencing as of the Normal Retirement Date of such a Participant and continuing for the life of the Participant with respect to Compensation and Credited Service covered by this appendix, shall be equal to his Accrued Benefit at termination of employment (determined in accordance with section 4 of this appendix as modified by the following). The Accrued Benefit of such a Participant with respect to Credited Service earned under this appendix before 1989 shall be the amount that could be payable upon the Participant's attainment of age 65 under paragraph (b) of section 4 in this appendix, considering the Participant's Average Monthly Compensation as of December 31, 1988, and the Credited Service that the Participant would have at age 65 assuming continuous covered employment under this appendix until that age and subject to the 30-year limit on Credited Service but not the December 31, 1988 cut-off of said paragraph (b), and multiplying that amount by the following fraction. The numerator of the fraction is the Participant's Credited Service as of December 31, 1988, and the denominator of the fraction is the Participant's total Credited Service to age 65, as determined under the immediately preceding sentence, but without regard to the 30-year limit.

Such a Participant may request the Committee to authorize commencement of his Pension as of the beginning of any calendar month within the 10-year period preceding his Normal Retirement Date. In such case, his Pension shall commence as of the date requested, but the amount thereof shall be reduced as provided in section 5 of this appendix.

         7. Death Benefits. For purposes of section 6.2 of the Plan, a special rule shall apply if a Participant who was an Employee on December 31, 1985, dies before his Pension payments have commenced, is survived by an Eligible Spouse, and has 20 or more years of Service at the time of his death. If such a Participant is younger than age 55 at the time of his death, the Pension payable to the Participant's Eligible Spouse shall be determined as if the deceased Participant had been age 55, had begun to receive an early Retirement Pension in the form of a 50 Percent Joint and Survivor Pension under the provisions of section 6.1, and had died immediately thereafter. This rule has the effect of accelerating the commencement, without reducing the amount, of the Pension that would otherwise have become payable to the Eligible Spouse on the 55th anniversary of the Participant's birth.

         8. Disabled Participants. If an active Participant becomes a Disabled Participant, he shall continue to receive credit for Service and Credited Service for the period in which he is a Disabled Participant and is not receiving benefit payments under the Plan, but the credit for such period shall not extend beyond his Normal Retirement Age. In addition, for purposes of determining the Average Monthly Compensation of such a Disabled Participant, the Compensation being paid immediately prior to his becoming a Disabled Participant shall be deemed to continue during the period for which Service and Credited Service continue.

                GFC FINANCIAL CORPORATION RETIREMENT INCOME PLAN

VEREX CORPORATION
Appendix B

         1. Applicability. This appendix supplements the above Plan and provides the benefit formula and other special rules applicable to Eligible Employees of Verex Corporation.

         2. Definitions. The definitions in the Plan, as modified below, shall apply for purposes of this appendix.
         (a) "Accrued Benefit" shall be as defined in the Plan and determined under section 4 of this appendix, subject to the additional rules in section 6 of this appendix in the case of a deferred vested Participant described in such section 6, and subject further to the following transition rules for adjusting the Prior Plan's December 31, 1988 Accrued Benefit due to subsequent changes in Average Monthly Compensation.
                 (1) The Prior Plan's December 31, 1988 Accrued Benefit shall be determined as if the Participant had terminated employment on December 31, 1988, and shall be based on the benefit formula of the Prior Plan as in effect on November 15, 1988 (without regard to any amendments made after that date).
                 (2) In any case in which the Primary Social Security Benefit offset exceeds 50 percent of the Accrued Benefit prior to the application of the offset, the Accrued Benefit in (1) above shall be adjusted by reducing that offset to 50 percent.
                 (3) The adjusted Accrued Benefit in (2) above shall befurther adjusted for changes in Average Monthly Compensation by multiplying it by a fraction (not less than one), the numerator of which is the Participant's current Average Monthly Compensation, and the denominator of which is the Participant's Average Monthly Compensation determined as if the Participant terminated employment on December 31, 1988 (using the current definition of Average Monthly Compensation in both the numerator and the denominator).
         (b) "Average Monthly Compensation" shall be as defined in the Plan except that the period considered shall be subject to the rules in section 7 of this appendix.
         (c) "Compensation" shall be as defined in the Plan except that sales commissions shall be excluded for purposes of subsection 2.1(k)(1).
         (d) "Prior Plan" shall be as defined in the Plan with respect to this appendix.

Other definitions in the Plan shall remain unchanged.

         3. Participation. Participation by Eligible Employees shall be as described in section 3.1 of the Plan except that the minimum age requirement shall be age 18 instead of age 21.

         4.      Amount of Normal Retirement Pension.  For purposes of section
5.1 of the Plan, the monthly amount of the normal Retirement Pension for the life of a Participant with respect to Compensation and Credited Service covered by this appendix shall be equal to the sum of (a) and (b) below, subject to any minimum that may apply pursuant to (c) or (d) below.

         (a) Credited Service after 1988. Credited Service after 1988 is limited to 30 years minus any previous Credited Service so that the overall limit of 30 years continues to apply to all Credited Service rather than to portions of a Participant's total Credited Service. A Participant's Accrued Benefit with respect to Credited Service earned under this appendix after 1988 shall be equal to the sum of (1) plus (2) below:
                 (1) 1.25 percent of the lesser of the Participant's Average Monthly Compensation or his Covered Compensation, multiplied by his Credited Service after 1988, plus
                 (2) 1.75 percent of the excess, if any, of the Participant's Average Monthly Compensation over his Covered Compensation, multiplied by his Credited Service after 1988.
                 Notwithstanding the foregoing, the Accrued Benefit under this paragraph (a) shall not be less than the amount determined by continuing to apply the formula in paragraph (b) (or paragraph (c), if applicable) of this section 4 in lieu of the formula in (1) and (2) above with respect to Compensation and Credited Service earned between January 1, 1989, and the Adoption Date. However, because of the adoption of Model Amendment 2 in IRS Notice 88-131, this transition rule for determining the Accrued Benefit is not available for any Participant who is a highly compensated employee described in Code section 414(q). Between January 1, 1989, and the Adoption Date, the Accrued Benefit of such a highly compensated Participant shall not exceed the Accrued Benefit earned by such Participant under the Prior Plan and transferred to this Plan as of December 31, 1988. On or after the Adoption Date, the Accrued Benefit attributable to Credited Service and Compensation earned after 1988 for such a highly compensated Participant shall be determined under subparagraphs (1) and (2) of this paragraph (a).
         (b)     Credited Service before 1989.  Except as provided in paragraph
(c) below with respect to certain Participants who were at least 50 years old on April 1, 1986, and subject to the modification in section 6 with respect to deferred vested Participants, a Participant's Accrued Benefit with respect to Credited Service earned under this appendix before 1989 shall be equal to the difference between (1) and (2) below:
                 (1) 1.834 percent of the Participant's Average Monthly Compensation multiplied by his Credited Service earned before 1989 (which shall not exceed 30 years), subject to a maximum of 55 percent; less
                 (2) 1.667 percent of his Primary Social Security Benefit multiplied by his Credited Service earned before 1989, subject to a maximum of 50 percent.
         (c) If a Participant was both an active Participant in the Prior Plan and age 50 or older on April 1, 1986, the monthly amount of the portion of his Accrued Benefit that is determined under paragraph (b) with respect to Credited Service earned before 1989 shall not be less than the amount computed as follows:
                 (1) The monthly income benefit, as defined and computed under the Prior Plan of March 31, 1986, but using "Average Monthly Compensation" and "Credited Service" as of the calculation date determined as the earlier of December 31, 1988, or the date of the Participant's termination of employment (as if the Prior Plan of March 31, 1986, continued in force until such date), multiplied by a fraction the numerator of which is the Participant's Service for the period prior to April 1, 1986, and the denominator of which is the Participant's total Service as of such calculation date, plus
                 (2) The monthly amount computed in accordance with paragraph (b) above, but using Average Monthly Compensation and Credited Service as of the calculation date specified in (1) above, multiplied by a fraction the numerator of which is the

Participant's Service for the period after March 31, 1986, and the denominator of which is the Participant's total Service as of such calculation date (determined as provided in (1) above).
                 The sum of the fractions referred to in subparagraphs (1) and
(2) of this paragraph (c) shall equal one, it being intended that periods of Credited Service which are used to compute the normal Retirement Pension shall not overlap. Notwithstanding the foregoing, when calculating the portion of a Participant's Accrued Benefit in accordance with subparagraph (c)(1), the 30-year Credited Service limitation contained in subparagraph (b)(1) shall not be taken into account.

                 As provided in the Prior Plan of March 31, 1986, the monthly income benefit for purposes of subparagraph (c)(1) above is equal to a Participant's Credited Service (not to exceed 30 years), multiplied by 0.75 percent, multiplied by the sum of (i) Average Monthly Compensation, plus (ii) Average Monthly Compensation in excess of the covered compensation determined from the table below.


                 Year of Participant's
                     65th Birthday                Covered Compensation
                     1984-1991                           $600
                     1992-1998                           $650
                     1999-2003                           $700
                     2004 or later                       $750


                 The amount of Pension determined for a Participant who retirees after age 65 and does not have an Hour of Service on or after January 1, 1988, shall be the same as the amount that would have been payable had his Retirement occurred on his Normal Retirement Date.

         (d) In no event shall a Participant's Accrued Benefit and other rights protected by Code section 411(d)(6) be less than they were as of December 31, 1988, under the Prior Plan as then in effect including any grandfather provisions traceable to earlier versions of the Prior Plan.

         5.      Amount of Early Retirement Pension.  For purposes of section
5.2 of the plan, the monthly amount of the early Retirement Pension for the life of a Participant with respect to Compensation and Credited Service covered by this appendix shall be equal to the normal Retirement Pension calculated under the section 4 of this appendix. If payment of an early Retirement Pension commences prior to the Participant's Normal Retirement Date, the amount of the Pension shall be reduced by (i) 0.25 percent for each month that the commencement date of the Pension is on or after the first day of the month of the Participant's 62nd birthday and precedes the Participant's Normal Retirement Date; plus (ii) 0.4167 percent for each month that the commencement date of the Pension precedes the first day of the month of the Participant's 62nd birthday; provided, however, that for purposes of reducing the portion of a Participant's benefit that is computed under subparagraph (c)(1) of section 4 of this appendix, the reductions shall be as provided in the Prior Plan as in effect on March 31, 1986.

         6. Amount of Deferred Vested Pension. This section applies for purposes of section 5.3 of the Plan in order to determine the Accrued Benefit and deferred vested Pension of a Participant who terminates employment with a right to a vested Pension with a deferred commencement date if the Participant is not at the time eligible to receive a normal or early Retirement Pension. The amount of the deferred vested Pension commencing as of the Normal Retirement Date of such a Participant and continuing for the life of the Participant with respect to Compensation and Credited Service covered by this appendix, shall be equal to his Accrued Benefit at termination of employment (determined in accordance with section 4 of this appendix as modified by the following). The Accrued Benefit of such a Participant with respect to Credited Service earned under this appendix before 1989 shall be the amount that could be payable upon the Participant's attainment of age 65 under paragraph (b) of section 4 in this appendix, considering the Participant's Average Monthly Compensation as of December 31, 1988, and the Credited Service that the Participant would have at age 65 assuming continuous covered employment under this appendix until that age and subject to the 30-year limit on Credited Service but not the December 31, 1988 cut-off of said paragraph (b), and multiplying that amount by the following fraction. The numerator of the fraction is the Participant's Credited Service as of December 31, 1988, and the denominator of the fraction is the Participant's total Credited Service to age 65, as determined under the immediately preceding sentence, but without regard to the 30-year limit. Such a Participant may request the Committee to authorize commencement of his Pension as of the beginning of any calendar month within the 10-year period preceding his Normal Retirement Date. In such case, his Pension shall commence as of the date requested, but the amount thereof shall be reduced as provided in section 5 of this appendix.

         7. Disabled Participants. If an active Participant becomes a Disabled Participant, he shall continue to receive credit for Service and Credited Service for the period in which he is a Disabled Participant and is not receiving benefit payments under the Plan, but the credit for such period shall not extend beyond his Normal Retirement Age. In addition, for purposes of determining the Average Monthly Compensation of such a Disabled Participant, the Compensation being paid immediately prior to his becoming a Disabled Participant shall be deemed to continue during the period for which Service and Credited Service continue.

                                AMENDMENT TO THE
                           GFC FINANCIAL CORPORATION
                             RETIREMENT INCOME PLAN


         WHEREAS, the GFC Financial Corporation Retirement Income Plan (hereinafter called the "Plan") became effective as of March 18, 1992; and

         WHEREAS, under Article 10 of the Plan, GFC Financial Corporation (hereinafter called the "Employer") has reserved the right to amend the Plan;

         WHEREAS, the Board of Directors of the Employer has delegated authority to the Chief Executive Officer and the Committee appointed under
Article 8 of the Plan to amend the formula for benefit accruals and to make all plan amendments necessary to comply with the Internal Revenue Code tax qualification and other legal requirements;

         NOW, THEREFORE, the Plan is amended as follows:

         1. Section 2.1(k) is amended by adding the following subparagraphs (4) and (5), based upon the model amendment language provided in Revenue Procedure 94-13 to comply with Code section 401(a)(17), as amended by the Omnibus Budget Reconciliation Act of 1993:

                 "(4)     In addition to other applicable limitations set forth
         in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Participant taken into account under the Plan shall be limited to the OBRA '93 annual compensation limit, to the extent required by Code section 401(a)(17). The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined

         ('determination period') beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

                 "For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision.

                 "If Compensation for any prior determination period is taken into account in determining a Participant's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

                 "(5)     Notwithstanding any other provision in the Plan, each
         'section 401(a)(17) Participant's' Accrued Benefit under the Plan will be the sum of:

                          "(A)    the Participant's Accrued Benefit as of
         December 31, 1993, frozen in accordance with section 1.401(a)(4)-13 of the regulations, and

                          "(B)    the Participant's Accrued Benefit determined
         under the benefit formula applicable for the Plan Years beginning on or after January 1, 1994, as applied to the Participant's years of Credited Service for Plan Years beginning on or after January 1, 1994, for purposes of benefit accruals.

                 "A 'section 401(a)(17) Participant' is a Participant whose current Accrued Benefit as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994, is based on Compensation for a year beginning before 1994 that exceeded $150,000."

         2. The following Section 6.9 is added to the Plan, based upon the model amendment language provided in Revenue Procedure 93-12 to comply with Code Section 401(a)(31) as added by the Unemployment Compensation Amendments of 1992:

                 "6.9     Direct Rollovers.

                          "(a)    General Rule.

                          "Section 1(a). This Section 6.9 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election, a distributee may elect, at the time and in the manner prescribed by the Committee to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                          "(b)    Definitions.

                                  "(1)  'Eligible rollover distribution' means
         any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                          "(2)    'Eligible retirement plan' means an individual
         retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                          "(3)    'Distributee' means an employee or former
         employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse.

                          "(4)    'Direct rollover' means a payment by the Plan
         to the eligible retirement plan specified by the distributee."

         3. Section 12.3 is amended by adding the following phrase at its conclusion, ", subject to the limitations of Code section 401(a)(17) described in Section 2.1(k)", effective as of January 1, 1989.

         4. The first sentence of Section 4 of Appendix A (which applies with respect to GFC

Financial Corporation, Greyhound Financial Corporation, Ambassador Factors Corp., GFC Portfolio Services, Inc., Greyhound Financial Capital Corporation, Wisconsin Hotel Operating Company, and TriCon Capital Corporation) is amended, effective January 1, 1995, by inserting the phrase ", for Plan Years before 1995," between the phrases "shall be equal" and "to the sum", and by inserting, immediately before the first colon, the phrase ", and for Plan Years after 1994, shall be equal to the amount described in (e), subject to (f)".

         5. Section 4 of Appendix A is amended, effective January 1, 1995, by adding the following paragraphs (e) and (f) at its conclusion:

                 "(e)     Subject to paragraph (f), for Plan Years after 1994,
         a Participant's Accrued Benefit shall equal the sum of (1) plus (2):

                          "(1)    For Credited Service Before 1995.  The
         Participant's Accrued Benefit as of December 31, 1994, determined as if the Participant had terminated employment with the Employer on December 31, 1994, based on the applicable benefit formula under the Plan in effect on that date. Notwithstanding any other provision of the Plan, no changes in Compensation or Average Monthly Compensation after December 31, 1994 shall be taken into account in determining any portion of the Participant's Accrued Benefit as of December 31, 1994.

                          "(2)    For Credited Service after 1994.  Credited
         Service after 1994 is limited to 35 years minus any Credited Service before 1995, so that the overall limit of 35 years applies to all Credited Service. A Participant's Accrued Benefit with respect to such Credited Service earned after 1994 shall be equal to the sum of (A) plus (B) below:

                                  "(A)     1.00 percent of the lesser of the
         Participant's Average Monthly Compensation or his Covered Compensation, multiplied by his Credited Service after 1994, plus

                                  "(B)     1.50 percent of the excess, if any,
         of the Participant's Average Monthly Compensation over his Covered Compensation, multiplied by his Credited Service after 1994.

                 "(e)     Notwithstanding paragraph (d), for Plan Years after
         1994, the Accrued Benefit for a Participant who meets the requirements of subparagraph (1) shall not be less than the amount described in subparagraph (2).

                          "(1)    The minimum benefit described in subparagraph
         (2) shall be provided to any Participant who, on January 1, 1995, (A) has attained age 64 or more, or (B) has attained age 54 or more and has been credited with nine or more years of Service.

                          "(2)    The Accrued Benefit for a Participant who
         meets the requirements of subparagraph (1) shall not be less than:

                                  "(A)     1.10 percent of the lesser of the
         Participant's Average Monthly Compensation or his Covered Compensation, multiplied by his Credited Service (not in excess of 35 years), plus

                                  "(B)     1.60 percent of the excess, if any,
         of the Participant's Average Monthly Compensation over his Covered Compensation, multiplied by his Credited Service (not in excess of 35 years)."

         6. Section 7 of Appendix A is deleted effective as of the date this amendment is executed.

         Executed at Phoenix, Arizona, this 15th day of December, 1994.

                                       GFC Financial Corporation


                                       /s/ SAMUEL L. EICHENFIELD
                                       ----------------------------------------
                                       Samuel L. Eichenfield,
                                       Chief Executive Officer


                                        /s/ DE ANN CLARK
                                       ----------------------------------------
                                       De Ann Clark, Committee Member


                                       /s/ ROBERT M. KORTE
                                       ----------------------------------------
                                       Robert M. Korte, Committee Member


                                       /s/ BRUNO A. MARSZOWSKI
                                       ----------------------------------------
                                       Bruno A. Marszowski, Committee Member


                                       /s/ WILLIAM C. ROCHE
                                       ----------------------------------------
                                       William C. Roche, Committee Member

                           GFC FINANCIAL CORPORATION
                             RETIREMENT INCOME PLAN
                               ADOPTION AGREEMENT

         This Adoption Agreement is made as of the Commencement Date between the GFC Financial Corporation Retirement Income Plan ("Plan") established as of March 18, 1992, by GFC Financial Corporation ("Company"), and Greyhound Financial Corporation ("Employer") as set forth below.

                                    RECITALS

         WHEREAS, the Plan has been created to benefit certain Employees who are actively employed by GFC Financial Corporation and certain of its Affiliates; and

         WHEREAS, Employer, as an Affiliate, wishes its Employees to have the opportunity to participate in the Plan, effective as of the Commencement Date, set forth below; and

         WHEREAS, Company wishes to designate Employer to be a participating Employer in the Plan;

         NOW, THEREFORE, in consideration of the agreements hereinafter recited and made, and for other good and valuable considerations, the receipt and sufficiency of which are by the parties hereby acknowledged, the Plan, by Company, and Employer agree as follows:

                                   AGREEMENT

         1. Subject to the provisions of the Plan, the applicable appendix thereto, ERISA, and other applicable law, Employer shall participate in the Plan commencing on March 18, 1992 (hereinafter the "Commencement Date").

         2. For purposes of the Plan, the term Eligible Employee shall be as provided in the Plan and in the applicable appendix, as the case may be.

         3. For the purposes of the Plan, the term Compensation shall be as provided in the Plan and in the applicable appendix, as the case may be.

         4. Employer shall make contributions to the Trustee at such times and in such amounts provided in the Plan and as directed by the Committee.

         5. By execution of this Adoption Agreement, Employer agrees to be bound by all of the terms and conditions of the Plan and Trust which, by this reference are made a part hereof as if set forth in their entirety herein. The terms used in this Adoption Agreement shall have the same meaning as set forth in the Plan, unless expressly otherwise provided herein.


Greyhound Financial Corporation



By /s/ SAMUEL L. EICHENFIELD          Date
  -----------------------------------     -------------
  Chief Executive Officer

GFC Financial Retirement Income Plan



By /S/ ROBERT M. KORTE                Date
  -----------------------------------     -------------
  Committee Chairman




By /S/ SAMUEL L. EICHENFIELD          Date
  -----------------------------------     -------------

                           GFC FINANCIAL CORPORATION
                             RETIREMENT INCOME PLAN
                               ADOPTION AGREEMENT

         This Adoption Agreement is made as of the Commencement Date between the GFC Financial Corporation Retirement Income Plan ("Plan") established as of March 18, 1992, by GFC Financial Corporation ("Company") and Verex Assurance, Inc. ("Employer") as set forth below.

                                    RECITALS

         WHEREAS, the Plan has been created to benefit certain Employees who are actively employed by GFC Financial Corporation and certain of its Affiliates; and

         WHEREAS, Employer, as an Affiliate, wishes its Employees to have the opportunity to participate in the Plan, effective as of the Commencement Date, set forth below; and

         WHEREAS, Company wishes to designate Employer to be a participating Employer in the Plan;

         NOW, THEREFORE, in consideration of the agreements hereinafter recited and made, and for other good and valuable considerations, the receipt and sufficiency of which are by the parties hereby acknowledged, the Plan, by Company, and Employer agree as follows:

                                   AGREEMENT

         1. Subject to the provisions of the Plan, the applicable appendix thereto, ERISA, and other applicable law, Employer shall participate in the Plan commencing on March 18, 1992 (hereinafter the "Commencement Date").

         2. For purposes of the Plan, the term Eligible Employee shall be as provided in the Plan and in the applicable appendix, as the case may be.

         3. For the purposes of the Plan, the term Compensation shall be as provided in the Plan and in the applicable appendix, as the case may be.

         4. Employer shall make contributions to the Trustee at such times and in such amounts provided in the Plan and as directed by the Committee.

         5. By execution of this Adoption Agreement, Employer agrees to be bound by all of the terms and conditions of the Plan and Trust which, by this reference are made a part hereof as if set forth in their entirety herein. The terms used in this Adoption Agreement shall have the same meaning as set forth in the Plan, unless expressly otherwise provided herein.


Verex Assurance, Inc.


By /s/ SAMUEL L. EICHENFIELD         Date
  ----------------------------------      ------------
  Chief Executive Officer

GFC Financial Retirement Income Plan


By /s/ ROBERT M. KORTE               Date
  ----------------------------------      ------------
  Committee Chairman


By /s/ SAMUEL L. EICHENFIELD         Date
  ----------------------------------      ------------
  GFC Financial Corporation



                          2